EXHIBIT B-5


================================================================================


                                 $3,750,000,000

                       364-DAY REVOLVING CREDIT AGREEMENT
                          Dated as of November 15, 2000

                                CP&L ENERGY, INC.
                                   (Borrower)

                                       and

                 THE BANKS LISTED ON THE SIGNATURE PAGES HEREOF
                                     (Banks)

                                       and

                                 CITIBANK, N.A.
                             (Administrative Agent)

                                       and

               MERRILL LYNCH & CO. and SALOMON SMITH BARNEY, INC.
                             (Joint Lead Arrangers)

                                       and

                               MERRILL LYNCH & CO.
                               (Syndication Agent)


================================================================================

                            THE CHASE MANHATTAN BANK
                             as Documentation Agent

                                TABLE OF CONTENTS
                                -----------------

SECTION                                                                     PAGE
-------                                                                     ----

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms............................................1
SECTION 1.02. Computation of Time Periods.....................................11
SECTION 1.03. Accounting Terms................................................11

                                   ARTICLE II
                        AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01. The A Advances..................................................11
SECTION 2.02. Making the A Advances...........................................12
SECTION 2.03. The B Advances..................................................13
SECTION 2.04. Fees           .................................................16
SECTION 2.05. Reduction of the Commitments....................................16
SECTION 2.06. Repayment of A Advances.........................................17
SECTION 2.07. Interest on Advances............................................17
SECTION 2.08. Additional Interest on Eurodollar Rate Advances.................18
SECTION 2.09. Interest Rate Determination.....................................18
SECTION 2.10. Voluntary Conversion of A Advances..............................19
SECTION 2.11. Prepayments of A Advances.......................................20
SECTION 2.12. Increased Costs.................................................20
SECTION 2.13. Illegality     .................................................21
SECTION 2.14. Payments and Computations.......................................21
SECTION 2.15. Sharing of Payments, Etc........................................22
SECTION 2.16. Extension of Commitment Termination Date........................23
SECTION 2.17. Term Loan Conversion Option.....................................25

                                   ARTICLE III
                              CONDITIONS OF LENDING

SECTION 3.01. Conditions Precedent to Closing.................................25
SECTION 3.02. Conditions Precedent to Each A Borrowing and to the Extension
                   of the Commitment Termination Date.........................26
SECTION 3.03. Conditions Precedent to Each B Borrowing........................27

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower..................27

                                    ARTICLE V
                            COVENANTS OF THE COMPANY

SECTION 5.01. Affirmative Covenants...........................................29
SECTION 5.02. Negative Covenants..............................................32

                                   ARTICLE VI
                                EVENTS OF DEFAULT

SECTION 6.01. Events of Default...............................................33

                                   ARTICLE VII
                                   THE AGENTS

SECTION 7.01. Authorization and Action........................................35
SECTION 7.02. The Agents' Reliance, Etc.......................................35
SECTION 7.03. The Agents and their Respective Affiliates......................36
SECTION 7.04. Lender Credit Decision..........................................36
SECTION 7.05. Indemnification.................................................36
SECTION 7.06. Successor Administrative Agent..................................37

                                  ARTICLE VIII
                                  MISCELLANEOUS

SECTION 8.01. Amendments, Etc.................................................37
SECTION 8.02. Notices, Etc.  .................................................38
SECTION 8.03. No Waiver; Remedies.............................................38
SECTION 8.04. Costs, Expenses, Taxes and Indemnification......................38
SECTION 8.05. Right of Set-off................................................41
SECTION 8.06. Binding Effect..................................................41
SECTION 8.07. Assignments and Participations..................................41
SECTION 8.08. Governing Law...................................................45
SECTION 8.09. Waiver of Jury Trial............................................45
SECTION 8.10. Execution in Counterparts.......................................45
SECTION 8.11. Severability....................................................46
SECTION 8.12. Headings........................................................46
SECTION 8.13. Entire Agreement................................................46

SCHEDULES
---------

SCHEDULE I    -   Existing Agreements
SCHEDULE II   -   Permitted Existing Indebtedness

EXHIBITS
--------

A-1  Form of Notice of A Borrowing
A-2  Form of Notice of B Borrowing

A-3  Form of Notice of Conversion
B    Form of Assignment and Acceptance
C-1  Form of Opinion of Counsel for the Borrower
C-2 Form of Opinion of Counsel for the Borrower upon Extension of the Commitment Termination Date and Exercise of the Term Loan Conversion Option
D    Form of Opinion of Counsel for the Administrative Agent and the Arrangers
E    Form of Request for Extension of the Commitment Termination Date
F    Form of Term Loan Conversion Notice
G    Form of Compliance Certificate

                       364-DAY REVOLVING CREDIT AGREEMENT
                          Dated as of November 15, 2000

     This 364-Day Revolving Credit Agreement (this "AGREEMENT") is made by CP&L ENERGY, INC., a North Carolina corporation (the "BORROWER"), the banks listed on the signature pages hereof (the "BANKS"), CITIBANK, N.A. ("CITIBANK"), as administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders (as hereinafter defined) hereunder, MERRILL LYNCH & CO. and SALOMON SMITH BARNEY, INC., as joint lead arrangers (the "ARRANGERS"), and MERRILL LYNCH & CO., as syndication agent (the "SYNDICATION AGENT").

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01.  CERTAIN DEFINED TERMS.

     As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "A ADVANCE" means an advance by a Lender to the Borrower as part of an A Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "TYPE" of A Advance.

     "A BORROWING" means a borrowing consisting of simultaneous A Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

     "ADVANCE" means an A Advance or a B Advance.

     "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with such Person or is a director or officer of such Person.

     "AGENTS" means the Arrangers, the Administrative Agent and the Syndication Agent.

     "APPLICABLE LENDING OFFICE" means, with respect to each Lender, (i) such Lender's Domestic Lending Office in the case of a Base Rate Advance, or (ii) such Lender's Eurodollar Lending Office, in the case of a Eurodollar Rate Advance.

     "APPLICABLE MARGIN" means 0% per annum for Base Rate Advances, and, with respect to any Eurodollar Rate Advance, at all times during which any Applicable Rating Level set forth below is in effect, the rate per annum (except as provided below) for such Advance set forth below next to such Applicable Rating
Level:

                  ---------------------- --------------------
                                          APPLICABLE MARGIN
                     APPLICABLE RATING      FOR EURODOLLAR
                          LEVEL             RATE ADVANCES
                  ---------------------- --------------------
                             1                   .270%
                  ---------------------- --------------------
                             2                   .285%
                  ---------------------- --------------------
                             3                   .400%
                  ---------------------- --------------------
                             4                   .500%
                  ---------------------- --------------------
                             5                   .700%
                  ---------------------- --------------------
                             6                   .925%
                  ---------------------- --------------------

provided, that the Applicable Margin will increase upon the occurrence and during the continuance of any Event of Default by 2.0%. A change in the Applicable Margin resulting from a change in the Applicable Rating Level shall become effective upon the date of announcement of a change in the Moody's Rating or the S&P Rating that results in a change in the Applicable Rating Level.

     "APPLICABLE RATING LEVEL" shall be determined in accordance with the then-applicable S&P Rating and the then-applicable Moody's Rating as follows:

         --------------------------------- -----------------------------
              S&P RATING/MOODY'S RATING       APPLICABLE RATING LEVEL
         --------------------------------- -----------------------------
               A or higher or A2 or higher                1
         --------------------------------- -----------------------------
               A- or A3                                   2
         --------------------------------- -----------------------------
               BBB+ or Baa1                               3
         --------------------------------- -----------------------------
               BBB or Baa2                                4
         --------------------------------- -----------------------------
               BBB- and Baa3                              5
         --------------------------------- -----------------------------
               lower than BBB- and Baa3 or                6
               unrated
         --------------------------------- -----------------------------

In the event that the S&P Rating and the Moody's Rating are not at the same Applicable Rating Level but differ by only one Applicable Rating Level, then the higher of the two ratings shall determine the Applicable Rating Level. In the event that the S&P Rating and the Moody's Rating differ by more than one Applicable Rating Level, then the Applicable Rating Level immediately below the higher of the two ratings shall be the Applicable Rating Level. The Applicable Rating Level shall be redetermined on the date of announcement of a change in the S&P Rating or the Moody's Rating.

     "ARRANGERS" has the meaning specified in the introductory paragraph of this Agreement.

     "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit B hereto.

     "B ADVANCE" means an advance by a Lender to the Borrower as part of a B Borrowing resulting from the auction bidding procedure described in Section 2.03.

     "B BORROWING" means a borrowing consisting of simultaneous B Advances from each of the Lenders whose offer to make one or more B Advances as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 2.03.

     "B REDUCTION" has the meaning specified in Section 2.01.

     "BASE RATE" means, for any Interest Period or any other period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher from time to time of:

          (i) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; and

          (ii) 1/2 of one percent per annum above the Federal Funds Rate in effect from time to time.

     "BASE RATE ADVANCE" means an A Advance that bears interest as provided in
Section 2.07(a).

     "BORROWER" has the meaning specified in the introductory paragraph of this Agreement.

     "BORROWING" means an A Borrowing or a B Borrowing.

     "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close at the principal office of any Lender and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

     "CHANGE OF CONTROL" means the occurrence, after the date of this Agreement, of (i) any Person or "group" (within the meaning of Rule 13(d) or 14(d) of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, acquiring beneficial ownership of or control over securities of the Borrower (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors; or
(ii) individuals who immediately after giving effect to the FPC Transaction were directors of the Borrower ceasing for any reason to constitute a majority of the Board of Directors of the Borrower unless the Persons replacing such individuals were nominated by the Board of Directors of the Borrower then in office.

     "CLOSING PROJECTIONS" means the pro forma projected financial statements of the Borrower and its Subsidiaries for the fiscal year 2001, and the assumptions and variables therein reflected included in the Confidential Information Memorandum dated September, 2000, which was previously delivered to the Lenders.

     "COMMITMENT" has the meaning specified in Section 2.01.

     "COMMITMENT TERMINATION DATE" means, with respect to a Lender, the earlier to occur of (i) the later of the Extension Date and (x) with respect to all Lenders other than Declining Lenders, upon the effectiveness of any extension to the Commitment Termination Date, such date to which the Commitment Termination Date is extended in accordance with Section 2.16 and (y) with respect to Declining Lenders, the Extension Date without giving effect to any requested extension, and (ii) the date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01.

     "CONSOLIDATED" refers to the consolidation of the accounts of the Borrower and the Subsidiaries in accordance with generally accepted accounting principles, including principles of consolidation, consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e).

     "CONVERT", "CONVERSION" and "CONVERTED" each refers to a conversion of A Advances of one Type into A Advances of another Type, or the selection of a new, or the renewal of the same, Interest Period for Eurodollar Rate Advances, pursuant to Section 2.09 or 2.10.

     "CP&L" means the Carolina Power & Light Company.

     "DECLINING LENDER" has the meaning assigned to that term in Section 2.16.

     "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "DOMESTIC LENDING OFFICE" below its name on the signature pages hereof or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

     "ELIGIBLE ASSIGNEE" means (i) any other Lender or any Affiliate of a Lender meeting the criteria set forth in clause (ii) hereof (without regard to the proviso at the end of such clause) and (ii) (A) any other commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $250,000,000 (as established in its most recent report of condition to its primary regulator), (B) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $250,000,000 (as established in its most recent report of condition to its primary regulator), (C) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow of the Cayman Islands, or a political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000 (as established in its most recent report of condition to its primary regulator).

     "ENVIRONMENTAL LAWS" means any federal, state or local laws, ordinances or codes, rules, orders, or regulations relating to pollution or protection of the environment, including, without limitation, laws relating to hazardous substances, laws relating to reclamation of land and waterways and laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollution, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "EURODOLLAR LENDING OFFICE" means, with respect to each Lender, the office of such Lender specified as its "EURODOLLAR LENDING OFFICE" below its name on the signature pages hereof (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

     "EURODOLLAR RATE" means, for the Interest Period for each Eurodollar Rate Advance comprising part of the same A Borrowing an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/8 of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London Interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of such Eurodollar Rate Advance comprising part of such A Borrowing to be outstanding during such Interest Period from such Reference Bank. The Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance comprising part of the same A Borrowing shall be determined by the Administrative Agent on the basis of the applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.09.

     "EURODOLLAR RATE ADVANCE" means an A Advance that bears interest as provided in Section 2.07(b).

     "EURODOLLAR RATE RESERVE PERCENTAGE" of any Lender for the Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

     "EVENTS OF DEFAULT" has the meaning assigned to that term in Section 6.01.

     "EXCHANGE AGREEMENT" means the Agreement and Plan of Exchange, dated as of August 22, 1999, as amended and restated as of March 3, 2000, by and among CP&L, FPC and the Borrower (formerly CP&L Holdings, Inc.), and filed with the Securities and Exchange Commission.

     "EXTENSION DATE" means the 364th day following the date of this Agreement.

     "FACILITY FEE PERCENTAGE" means, at all times during which any Applicable Rating Level set forth below is in effect, the rate per annum set forth below next to such Applicable Rating Level:

                       ---------------- ----------------
                          APPLICABLE      FACILITY FEE
                         RATING LEVEL      PERCENTAGE
                       ---------------- ----------------
                              1             0.080%
                       ---------------- ----------------
                              2             0.090%
                       ---------------- ----------------
                              3             0.100%
                       ---------------- ----------------
                              4             0.125%
                       ---------------- ----------------
                              5             0.175%
                       ---------------- ----------------
                              6             0.200%
                       ---------------- ----------------

provided, that the Facility Fee Percentage will increase at any time the principal amount of Advances outstanding is equal to or greater than 33% of the aggregate Commitments by .100% at Levels 1 and 2, by .125% at Levels 3 and 4 and by .250% at Levels 5 and 6. A change in the Facility Fee Percentage resulting from a change in the Applicable Rating Level shall become effective upon the date of announcement of a change in the Moody's Rating or the S&P Rating that results in a change in the Applicable Rating Level.

     "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "FIRST MORTGAGE BONDS" means those bonds issued by CP&L pursuant to the Mortgage.

     "FLORIDA POWER" means Florida Power Corporation.

     "FLORIDA POWER MORTGAGE" means the Indenture, dated as of January 1, 1944, between Florida Power, Guaranty Trust Company of New York and the Florida National Bank of Jacksonville, as modified, amended or supplemented from time to time.

     "FLORIDA POWER MORTGAGE BONDS" means those bonds issued by Florida Power pursuant to the Florida Power Mortgage.

     "FPC" means Florida Progress Corporation.

     "FPC TRANSACTION" means the share exchange transaction between the Borrower and FPC as described in the Exchange Agreement.

     "GUARANTY" of any Person means any obligation, contingent or otherwise, of such Person (i) to pay any Liability of any other Person or to otherwise protect, or having the practical effect of protecting, the holder of any such Liability against loss (whether such obligation arises by virtue of such Person being a partner of a partnership or participant in a joint venture or by agreement to pay, to keep well, to purchase assets, goods, securities or services or to take or pay, or otherwise) or (ii) incurred in connection with the issuance by a third Person of a Guaranty of any Liability of any other Person (whether such obligation arises by agreement to reimburse or indemnify such third Person or otherwise). The word "GUARANTEE" when used as a verb has the correlative meaning.

     "INCREASING COMMITMENT LENDER" has the meaning assigned to that term in
Section 2.16(b).

     "INDEBTEDNESS" of any Person means (i) any obligation of such Person for borrowed money, (ii) any obligation of such Person evidenced by a bond, debenture, note or other similar instrument, (iii) any obligation of such Person to pay the deferred purchase price of property or services, except a trade account payable that arises in the ordinary course of business but only if and so long as the same is payable on customary trade terms, (iv) any obligation of such Person as lessee under a capital lease, (v) any Mandatorily Redeemable Stock of such Person (the amount of such Mandatorily Redeemable Stock to be determined for this purpose as the higher of the liquidation preference and the amount payable upon redemption of such Mandatorily Redeemable Stock), (vi) any obligation of such Person to purchase securities or other property that arises out of or in connection with the sale of the same or substantially similar securities or property, (vii) any non-contingent obligation of such Person to reimburse any other Person in respect of amounts paid under a letter of credit or other Guaranty issued by such other Person to the extent that such reimbursement obligation remains outstanding after it becomes non-contingent,
(viii) any Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a mortgage, lien, pledge, charge or other encumbrance on any asset of such Person,
(ix) any Liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA and (x) any Indebtedness of others Guaranteed by such Person.

     "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same A Borrowing, the period commencing on the date of such A Advance or the date of the Conversion of any A Advance into such an A Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, in the Notice of A Borrowing given by the Borrower to the Administrative Agent pursuant to Section 2.02, select; provided, however, that:

          (i) the Borrower may not select any Interest Period that ends after the Commitment Termination Date;

          (ii) Interest Periods commencing on the same date for A Advances comprising the same A Borrowing shall be of the same duration; and

          (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

The Administrative Agent shall promptly advise each Lender by or telecopy transmission of each Interest Period so selected by the Borrower.

     "LENDERS" means the Lenders listed on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to Section 8.07.

     "LIABILITY" of any Person means any indebtedness, liability or obligation of or binding upon, such Person or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether arising under contract, applicable law, or otherwise, whether now existing or hereafter arising.

     "MAJORITY LENDERS" means at any time Lenders holding at least 66-2/3% of the aggregate principal amount of the A Advances then outstanding, or, if no such principal amount is then outstanding, Lenders having at least 66-2/3% of the Commitments (provided that, for purposes hereof, neither the Borrower, nor any of its Affiliates, if a Lender, shall be included in (i) the Lenders holding such amount of the A Advances or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the A Advances or the total Commitments).

     "MANDATORILY REDEEMABLE STOCK" means, with respect to any Person, any share of such Person's capital stock to the extent that it is (i) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into any Indebtedness or other Liability of such Person, (A) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (B) at the option of any Person other than such Person or (C) upon the occurrence of a condition not solely within the control of such Person, such as a redemption required to be made out of future earnings or (ii) convertible into Mandatorily Redeemable Stock.

     "MOODY'S" means Moody's Investors Service, Inc., or any successor thereto.

     "MOODY'S RATING" means, on any date of determination, the debt rating most recently announced by Moody's with respect to the Borrower's long-term senior unsecured non-credit-enhanced debt.

     "MORTGAGE" means the Mortgage and Deed of Trust, dated as of May 1, 1940, from CP&L to The Bank of New York (formerly Irving Trust Company) and to Frederick G. Herbst (W.T. Cunningham, successor), as modified, amended or supplemented from time to time.

     "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

     "NCNG" means North Carolina Natural Gas Corporation.

     "NET CASH PROCEEDS" means, with respect to any sale, transfer or other disposition of any asset or the sale or issuance of any debt or equity securities, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of Borrower or its Subsidiaries in connection with such transaction after deducting therefrom (i) brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (ii) the amount of taxes payable in connection with or as a result of such transaction, and (iii) the amount of any Indebtedness secured by a lien on such asset that, by the terms of the transaction (the documents governing each of which are listed on Schedule I hereto), is required to be repaid upon such disposition.

     "NOTICE OF A BORROWING" has the meaning specified in Section 2.02(a).

     "NOTICE OF B BORROWING" has the meaning specified in Section 2.03(a).

     "NOTICE OF CONVERSION" has the meaning specified in Section 2.10.

     "OECD" means the Organization for Economic Cooperation and Development.

     "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a foreign state or political subdivision thereof or any agency of such state or subdivision.

     "PLAN" means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Borrower or any of its Affiliates and covered by Title IV of ERISA.

     "PUHCA" means the Public Utility Holding Company Act of 1935.

     "REFERENCE BANKS" means Citibank and The Chase Manhattan Bank.

     "REGISTER" has the meaning specified in Section 8.07(c).

     "RESPONSIBLE OFFICER" means the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller or any Assistant Treasurer of the Borrower the signatures of whom, in each case, have been certified to the Administrative Agent and each other Lender pursuant to Section 3.01(d), or in a certificate delivered to the Administrative Agent replacing or amending such certificate. Each Lender may conclusively rely on each certificate so delivered until it shall have received a copy of a certificate from the Secretary or an Assistant Secretary of the Borrower amending, canceling or replacing such certificate.

     "S&P" means Standard & Poor's Ratings Group or any successor thereto.

     "S&P RATING" means, on any date of determination, the debt rating most recently announced by S&P with respect to the Borrower's long-term senior unsecured non-credit-enhanced debt.

     "SEC ORDER" means the order of the Securities and Exchange Commission that authorizes the Borrower to perform this Agreement at any time after it registers as a holding company pursuant to PUHCA.

     "SIGNIFICANT SUBSIDIARY" means CP&L, any other Subsidiary of the Borrower that at any time constitutes a "significant subsidiary" of the Borrower, as such term is defined in Regulation S-X of the United States Securities and Exchange Commission as is effect on the date hereof (17 C.F.R. Part 210), and, on and after the date of the FPC Transaction, FPC, Florida Power and Progress Capital Holdings, Inc.

     "SUBSIDIARY" means, with respect to any Person, any corporation or unincorporated entity (other than, in the case of the Borrower, Mid-Continent Life Insurance Company) of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by said Person (whether directly or through one or more other Subsidiaries).

     "SYNDICATION AGENT" has the meaning specified in the introductory paragraph of this Agreement.

     "TERM LOAN CONVERSION NOTICE" has the meaning assigned to that term in
Section 2.17.

     "TERM LOAN CONVERSION OPTION" means the option of the Borrower to convert the A Advances into term loans in accordance with Section 2.17.

     "TERMINATION DATE" means, with respect to all Lenders, the Commitment Termination Date, unless the Term Loan Conversion Option has been effectively exercised in accordance with Section 2.17, in which case the Termination Date means the earliest to occur of (i) the date the A Advances become due and payable in accordance with such Section, (ii) the date of repayment in full of the A Advances pursuant to Section 2.11(b) and (iii) the date of acceleration of the Borrower's payment obligations hereunder in accordance with Section 6.01.

     "TERMINATION EVENT" means (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under such regulations), or (ii) the withdrawal of the Borrower or any of its Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the Pension Benefit Guaranty Corporation, or (v) any other event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

     "TOTAL CAPITALIZATION" means the sum of "the current portion of long-term debt" plus "total capitalization" appearing on the consolidated balance sheet of the Borrower and its Subsidiaries, prepared as of the end of a fiscal quarter in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e), plus, without limitation or duplication, obligations as lessee under leases and as purchaser under power purchase agreements that have been, in accordance with such generally accepted accounting principles, recorded as capitalized leases or capitalized power purchase agreements, as the case may be.

     SECTION 1.02.  COMPUTATION OF TIME PERIODS.

     In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

     SECTION 1.03.  ACCOUNTING TERMS.

     All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e).

                                   ARTICLE II
                        AMOUNTS AND TERMS OF THE ADVANCES

     SECTION 2.01.  THE A ADVANCES.

     (a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make A Advances to the Borrower from time to time on any Business Day during the period from the date hereof to and including the Commitment Termination Date, in an aggregate amount outstanding not to exceed at any time the amount set opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
Section 8.07(c), as such amount may be reduced pursuant to Section 2.05 (such Lender's "COMMITMENT"); provided, that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the B Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be applied to the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "B REDUCTION"). Each A Borrowing shall be in an aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of A Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Until the Commitment Termination Date, within the limits of each Lender's Commitment, the Borrower may from time to time borrow, repay pursuant to Section 2.06 or prepay pursuant to Section 2.11(b) and reborrow under this
Section 2.01.

     (b) Any Lender may request that any A Advances made by it be evidenced by one or more promissory notes. In such event, the Borrower shall prepare, execute and deliver to such Lender one or more promissory notes payable to the order of such Lender (or, if requested by such Lender, to such Lender and its assignees) and in a form approved by the Administrative Agent.

     SECTION 2.02.  MAKING THE A ADVANCES.

     (a) Each A Borrowing shall be made on notice, given not later than 10:00 A.M. (New York City time) on the day of such proposed A Borrowing, in the case of an A Borrowing comprised of Base Rate Advances, or on the third Business Day prior to the date of the proposed A Borrowing, in the case of an A Borrowing comprised of Eurodollar Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier. Each such notice of a Borrowing (a "NOTICE OF A BORROWING") shall be by telecopier, confirmed promptly in writing, in substantially the form of Exhibit A-1 hereto, specifying therein the requested (i) date of such A Borrowing, (ii) Type of Advances comprising such A Borrowing, (iii) aggregate amount of such A Borrowing, and (iv) in the case of an A Borrowing comprised of Eurodollar Rate Advances, the Interest Period for each such A Advance. In the case of a proposed A Borrowing comprised of Eurodollar Rate Advances, the Administrative Agent shall promptly notify each Lender of the applicable interest rate under Section 2.07(b). Each Lender shall, before 12:00 P.M. (New York City time) on the date of such A Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in same day funds, such Lender's ratable portion of such A Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address.

     (b) Each Notice of A Borrowing shall be irrevocable and binding on the Borrower and, in respect of any Borrowing comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss or expense incurred by such Lender as a result of any failure by the Borrower to fulfill on or before the date specified for such A Borrowing the applicable conditions set forth in
Article III, including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the A Advance to be made by such Lender as part of such A Borrowing when such A Advance, as a result of such failure, is not made on such date.

     (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any A Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such A Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such A Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent (without duplication), forthwith on demand, such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, (x) in the case of the Borrower, at the interest rate applicable at the time to A Advances comprising such A Borrowing and (y) in the case of such Lender, at the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's A Advance as part of such A Borrowing for purposes of this Agreement.

     (d) The failure of any Lender to make the A Advance to be made by it as part of any A Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its A Advance on the date of such A Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the A Advance to be made by such other Lender on the date of any A Borrowing.

     (e) If, for any reason, an A Borrowing is not made on the date specified in any Notice of A Borrowing, the Administrative Agent hereby agrees to repay to each Lender the amount, if any, that such Lender has made available to the Administrative Agent as such Lender's ratable portion of such A Borrowing, together with interest thereon for each day from the date such amount is made available to the Administrative Agent until the date such amount is repaid to such Lender, at the Federal Funds Rate.

     SECTION 2.03.  THE B ADVANCES.

     (a) Unless and until the Term Loan Conversion Option has been exercised, each Lender severally agrees that the Borrower may request B Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Commitment Termination Date in the manner set forth below; provided that, following the making of each B Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders (computed without regard to any B Reduction).

          (i) The Borrower may request a B Borrowing under this Section 2.03 by delivering to the Administrative Agent, by telecopier, confirmed immediately in writing, a notice of a B Borrowing (a "NOTICE OF B BORROWING"), in substantially the form of Exhibit A-2 hereto, specifying the date and aggregate amount of the proposed B Borrowing, the maturity date for repayment of each B Advance to be made as part of such B Borrowing (which maturity date may not be earlier than the date occurring 30 days after the date of such B Borrowing or later than the Commitment Termination Date and in no event may be later than 180 days following the date of such B Borrowing), the basis for calculating the rate or rates of interest applicable to each such B Advance (e.g., on the basis of the actual number of days elapsed in a year of 360 days), the interest payment date or dates relating thereto, and any other terms to be applicable to such B Borrowing, not later than 10:00 A.M. (New York City time) (A) at least one Business Day prior to the date of the proposed B Borrowing, if the Borrower shall specify in the Notice of B Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum and (B) at least four Business Days prior to the date of the proposed B Borrowing, if the Borrower shall instead specify in the Notice of B Borrowing the basis to be used by the Lenders in determining the rates of interest to be offered by them. The Administrative Agent shall in turn promptly notify each Lender of each request for a B Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of B Borrowing.

          (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more B Advances to the Borrower as part of such proposed B Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M. (New York City time) (A) on the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph
     (i) above, and (B) three Business Days before the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (B) of paragraph (i) above, of the minimum amount and maximum amount of each B Advance that such Lender would be willing to make as part of such proposed B Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such B Advance; provided that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any B Advance as part of such B Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any B Advance as part of such proposed B Borrowing.

          (iii) The Borrower shall, in turn, (A) before 11:00 A.M. (New York City time) on the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph (i) above, and (B) before 1:00 P.M. (New York City time) three Business Days before the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (B) of paragraph (i) above, either

               (x) cancel such B Borrowing by giving the Administrative Agent notice to that effect, or

               (y) in its sole discretion, accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (ii) above by giving notice to the Administrative Agent of the amount of each B Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Lender for such B Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such B Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Administrative Agent notice to that effect; provided, however, that, in accepting any such offers, the Borrower shall do so in the ascending order of effective yield and, as among offers resulting in the same effective yield, ratably among all such offers based upon the amount notified to the Borrower by the Administrative Agent on behalf of each Lender for such B Advance pursuant to paragraph (ii) above.

          (iv) If the Borrower notifies the Administrative Agent that such B Borrowing is canceled pursuant to paragraph (iii)(x) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such B Borrowing shall not be made.

          (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Administrative Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above of the date and aggregate amount of such B Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a B Advance as part of such B Borrowing of the amount of each B Advance to be made by such Lender as part of such B Borrowing and (C) each Lender that is to make a B Advance as part of such B Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in
     Article III. Each Lender that is to make a B Advance as part of such B Borrowing shall, before 12:00 noon (New York City time) on the date of such B Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02 such Lender's portion of such B Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address. Promptly after each B Borrowing the Administrative Agent will notify each Lender of the amount of the B Borrowing, the consequent B Reduction and the dates upon which such B Reduction commenced and will terminate.

     (b) Each B Borrowing shall be in an aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each B Borrowing, the Borrower shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection
(a) above.

     (c) Within the limits and on the conditions set forth in this Section 2.03, the Borrower may from time to time borrow under this Section 2.03 or repay pursuant to subsection (d) below, and reborrow under this Section 2.03; provided that a B Borrowing shall not be made within three Business Days of the date of any other B Borrowing.

(d) The Borrower shall repay to the Administrative Agent for the account of each Lender that has made a B Advance on the maturity date of each such B Advance (such maturity date being not later than the earlier of the then effective Commitment Termination Date and that date specified by the Borrower for repayment of such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above), the then unpaid principal amount of such B Advance. The Borrower shall have no right to prepay any principal amount of any B Advance.

     (e) The Borrower shall pay interest on the unpaid principal amount of each B Advance from the date of such B Advance to the date the principal amount of such B Advance is repaid in full, at the rate of interest for such B Advance specified by the Lender making such B Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above; provided that upon the occurrence and during the continuance of any Event of Default the unpaid principal amount of each B Advance shall bear interest, until such amount is paid in full, at a rate per annum equal to 2.0% per annum above such rate of interest for such B Advance.

     (f) Any Lender may request that any B Advances made by it be evidenced by one or more promissory notes. In such event, the Borrower shall prepare, execute and deliver to such Lender one or more promissory notes payable to the order of such Lender (or, if requested by such Lender, to such Lender and its assignees) and in a form approved by the Administrative Agent.

     SECTION 2.04.  FEES.

     (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee on each Lender's Commitment, irrespective of usage, from the date hereof, in the case of each Bank, and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender, in the case of each other Lender, until the Termination Date at the rate per annum equal to the Facility Fee Percentage from time to time in effect. Such fee shall be calculated on the basis of actual number of days elapsed in a year of 360 days. Such fee shall be payable quarterly in arrears on the last day of each March, June, September and December during the term of such Lender's Commitment, and on the Termination Date.

     (b) The Borrower agrees to pay to the Administrative Agent an agency fee in such amounts and payable at such times, as shall be agreed to between them in writing.

     SECTION 2.05.  REDUCTION OF THE COMMITMENTS.

     (a) The Borrower shall have the right, upon at least three Business Days' notice to the Administrative Agent, irrevocably to terminate in whole or reduce ratably in part the respective Commitments of the Lenders; provided that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the aggregate principal amount of the A Advances and the B Advances then outstanding; and provided further, that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

     (b) The Commitments shall automatically and permanently reduce (at the time specified in the last sentence of this subsection (b)) by an amount equal to any Net Cash Proceeds from (i) the issuance by the Borrower or any of its Subsidiaries of debt or equity securities in the capital markets (other than (x) commercial paper or other short term debt issued by any Subsidiary of the Borrower, (y) debt securities issued by any Subsidiary of the Borrower to refinance any outstanding debt, including but not limited to commercial paper, other short-term debt and any debt issued to refinance outstanding long-term debt previously issued in the capital markets and (z) debt securities issued by NCNG in an amount not in excess of $300,000,000) and (ii) the sale of assets of the Borrower or any of its Subsidiaries if the Net Cash Proceeds received from such sales is in excess of $50,000,000 in any November 1 through October 31 period (except to the extent prohibited or restricted pursuant to any agreement or contract in effect as of the date of this Agreement and listed on Schedule I hereto). Each Commitment reduction under this subsection (b) will be effective three days after the receipt of the applicable Net Cash Proceeds. Upon any such reduction, the Borrower shall immediately comply with Section 2.11(c).

     SECTION 2.06.  REPAYMENT OF A ADVANCES.

     The Borrower shall repay (i) 50% of the principal amount of each A Advance outstanding on the Commitment Termination Date if the Borrower shall have exercised the Term Loan Conversion Option and (ii) 100% of the principal amount of each A Advance made by each Lender on the Termination Date, subject to
Section 2.17 hereof.

     SECTION 2.07.  INTEREST ON ADVANCES.

     The Borrower shall pay interest on the unpaid principal amount of each A Advance made by each Lender from the date of such A Advance until such principal amount shall be paid in full, at the following rates per annum:

     (a) Base Rate Advances. If such A Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, plus the Applicable Margin, payable quarterly in arrears on the last day of each December, March, June, and September and on the date such Base Rate Advance shall be paid in full; provided, however, that if and for so long as an Event of Default has occurred and is continuing, interest on the unpaid principal amount of each Base Rate Advance shall be payable on demand.

     (b) Eurodollar Rate Advances. If such A Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such A Advance to the Eurodollar Rate for such Interest Period, plus the Applicable Margin for Eurodollar Rate Advances, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period; provided, however, that if and for so long as an Event of Default has occurred and is continuing, interest on the unpaid amount of each Eurodollar Rate Advance shall be payable on demand.

     SECTION 2.08.  ADDITIONAL INTEREST ON EURODOLLAR RATE ADVANCES.

     The Borrower shall pay to each Lender additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such A Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such A Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such A Advance. All claims for such additional interest shall be submitted by such Lender to the Borrower (with a copy to the Administrative Agent) as soon as is reasonably possible and in all events within ninety days after the first day of such Interest Period; provided, however, that if a claim is not submitted to the Borrower within such ninety day period, such Lender shall thereby waive its claim to such additional interest incurred during such ninety-day period but not to any such additional interest incurred thereafter. A certificate as to the amount of such additional interest, submitted to the Borrower (with a copy to the Administrative Agent) by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

     SECTION 2.09.  INTEREST RATE DETERMINATION.

     (a) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining the Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for determination of any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

     (b) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.07(a) or (b), and the applicable rate, if any, furnished by each Reference Bank for determining the applicable interest rate under Section 2.07(b).

     (c) If fewer than two Reference Banks furnish timely information to the Administrative Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances,

          (i) the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

          (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

          (iii) the obligation of the Lenders to make, or to Convert A Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     (d) If, with respect to any Eurodollar Rate Advances, the Majority Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such A Advances will not adequately reflect the cost to such Majority

Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon

          (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

          (ii) the obligation of the Lenders to make, or to Convert A Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     (e) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "INTEREST PERIOD" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

     (f) On the date on which the aggregate unpaid principal amount of A Advances comprising any A Borrowing shall be reduced, by prepayment or otherwise, to less than $20,000,000, such A Advances shall, if they are Advances of a Type other than Base Rate Advances, automatically Convert into Base Rate Advances, and on and after such date the right of the Borrower to Convert such A Advances into Advances of a Type other than Base Rate Advances shall terminate; provided, however, that if and so long as each such A Advance shall be of the same Type and have the same Interest Period as A Advances comprising another A Borrowing or other A Borrowings, and the aggregate unpaid principal amount of all such A Advances shall equal or exceed $20,000,000, the Borrower shall have the right to continue all such A Advances as, or to Convert all such A Advances into, Advances of such Type having such Interest Period.

     SECTION 2.10.  VOLUNTARY CONVERSION OF A ADVANCES.

     The Borrower may, on any Business Day prior to the Termination Date (including any date occurring on and after the effectiveness of the Term Loan Conversion Option), upon notice given to the Administrative Agent not later than 10:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion, in the case of any proposed Conversion into Eurodollar Rate Advances, and on the date of the proposed Conversion, in the case of any proposed Conversion into Base Rate Advances, and subject to the provisions of Sections 2.09 and 2.13 and so long as no Event of Default has occurred and is continuing on the date of such proposed Conversion, Convert all A Advances of one Type comprising the same A Borrowing into Advances of another Type; provided, however, that any Conversion of any Eurodollar Rate Advances into Advances of another Type shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Advances. Each such notice of a Conversion (a "NOTICE OF CONVERSION") shall be by telecopier, confirmed promptly in writing, in substantially the form of Exhibit A-3 hereto and shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the aggregate amount of, Type of, and Interest Periods applicable to the A Advances to be Converted, (iii) the Type of A Advance to which such A Advances

(or portions thereof) are proposed to be Converted, and (iv) if such Conversion is into or with respect to Eurodollar Rate Advances, the duration of the Interest Period for each such A Advance.

     SECTION 2.11.  PREPAYMENTS OF A ADVANCES.

     (a) The Borrower shall have no right to prepay any principal amount of any A Advances other than as provided in subsection (b) below.

     (b) The Borrower may, upon notice given to the Administrative Agent at least two Business Days prior to the proposed prepayment, in the case of any Eurodollar Rate Advance, and on the date of the proposed prepayment, in the case of any Base Rate Advance, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the A Advances comprising the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the amount prepaid and, in the case of any Eurodollar Rate Advance, any amount payable pursuant to Section 8.04(b); provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 and in integral multiples of $1,000,000 in excess thereof.

     (c) If after giving effect to any reduction of the Commitments pursuant to
Section 2.05(b), the aggregate principal amount of A Advances shall exceed the aggregate Commitments, the Borrower shall immediately prepay A Advances in a principal amount equal to such excess, and in the case of any Eurodollar Rate Advance, any amount payable pursuant to Section 8.04(b).

     SECTION 2.12.  INCREASED COSTS.

     (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Eurodollar Rate Advances, included in the Eurodollar Rate Reserve Percentage), in or in the interpretation of any law or regulation, or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for account of such Lender additional amounts sufficient to reimburse such Lender for such increased cost. All claims for increased cost shall be submitted by such Lender to the Borrower (with a copy to the Administrative Agent) as soon as is reasonably possible and in all events within ninety days after such introduction, such change, or the beginning of such compliance, the occurrence of which resulted in such increased cost, and the Borrower shall make such payment within five Business Days after notice of such claim is received; provided, however, that if a claim is not submitted to the Borrower within such ninety-day period, such Lender shall thereby waive its claim to such increased cost incurred during such ninety-day period but not to any such increased cost incurred thereafter. A certificate as to the amount of such increased cost, submitted to the Borrower (with a copy to the Administrative Agent) by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

     (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. All claims for such additional amounts shall be submitted by such Lender (with a copy to the Administrative Agent) as soon as is reasonably possible and in all events within ninety days after such determination by such Lender, and the Borrower shall make such payment within five Business Days after notice of such claim is received; provided, however, that if a claim is not submitted to the Borrower within such ninety-day period, such Lender shall thereby waive its claim to such additional amounts incurred during such ninety-day period but not to any such additional amounts incurred thereafter. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

     SECTION 2.13.  ILLEGALITY.

     Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or B Advances based upon the Eurodollar Rate or to fund or maintain Eurodollar Rate Advances or B Advances based upon the Eurodollar Rate hereunder, (i) the obligation of the Lenders to make Eurodollar Rate Advances or B Advances based upon the Eurodollar Rate, or to Convert A Advances into Eurodollar Rate Advances, shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, (ii) the Borrower shall forthwith prepay in full all Eurodollar Rate Advances of all Lenders then outstanding, together with interest accrued thereon, unless the Borrower, within five Business Days of notice from the Administrative Agent, Converts all Eurodollar Rate Advances of all Lenders then outstanding into Advances of another Type in accordance with Section 2.10 and (iii) the Borrower shall forthwith prepay all B Advances based upon the Eurodollar Rate of all Lenders then outstanding, together with interest thereon.

     SECTION 2.14.  PAYMENTS AND COMPUTATIONS.

     (a) The Borrower shall make each payment hereunder, without condition or deduction for any counterclaim, defense, recoupment or setoff, not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at its address referred to in Section 8.02 in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees (other than pursuant to Section 2.03, 2.08 or 2.12) ratably to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b) All computations of interest based on the base rate referred to in clause (i) of the definition of Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or Federal Funds Rate or of fees payable hereunder shall be made by the Administrative Agent, and all computations of interest pursuant to Section 2.08 shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period of which such interest or fees are payable. Each determination by the Administrative Agent (or, in the case of Section 2.08, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes.

     (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest thereon for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent at the Federal Funds Rate.

     SECTION 2.15.  SHARING OF PAYMENTS, ETC.

     If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the A Advances made by it (other than pursuant to Section 2.03, 2.08 or 2.12) in excess of its ratable share of payments on account of the A Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participation in the A Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     SECTION 2.16.  EXTENSION OF COMMITMENT TERMINATION DATE.

     (a) Unless the Commitment Termination Date shall have occurred, then at least 30 days but not more than 45 days prior to the Extension Date, the Borrower may request that the Lenders, by written notice to the Administrative Agent (in substantially the form attached hereto as Exhibit E), with a copy to the Arrangers, consent to a 364-day extension of the Commitment Termination Date. Each Lender shall, in its sole discretion, determine whether to consent to such request and shall notify the Administrative Agent of its determination at least 20 days but not more than 30 days prior to such Extension Date. The failure to respond by any Lender within such time period shall be deemed a denial of such request. The Administrative Agent shall deliver a notice to the Borrower and the Lenders at least 15 days but not more than 20 days prior to the Extension Date of the identity of the Lenders that have consented to such extension and the Lenders that have declined such consent (the "DECLINING LENDERS"). If Lenders holding in the aggregate 50% or less of the Commitments (without regard to any B Reductions) have consented to the requested extension, the Commitment Termination Date shall not be extended, and the Commitments of all Lenders shall terminate on the then current Commitment Termination Date.

     (b) If Lenders holding in the aggregate more than 50% but less than 85% of the Commitments (without regard to any B Reductions) have consented to the requested extension, subject to the conditions set forth in Section 2.16(c), the Borrower will within 5 Business Days after notice from the Administrative Agent of the Lenders' determinations irrevocably notify the Administrative Agent in writing whether it still requests an extension of the Commitment Termination Date. If the Borrower still requests such extension or if Lenders holding in the aggregate 85% or more of the Commitments (without regard to any B Reductions) have consented to the requested extension, subject to the conditions set forth in Section 2.16(c) the Commitment Termination Date shall be extended as to such consenting Lenders only (and not as to any Declining Lender) for a period of 364 days from the then current Commitment Termination Date, the Commitments of any Declining Lenders shall terminate on the Commitment Termination Date (as theretofore in effect), and all Advances of such Declining Lenders shall be repaid to them on such date. If the Borrower so requests, each Lender consenting to such request shall be given the opportunity at least seven days but not more than 15 days prior to such Extension Date, in each Lender's sole discretion, to commit to increase its Commitment by submission of a written notice setting forth the desired increase in such Lender's Commitment to the Administrative

Agent in amounts such that the aggregate Commitments hereunder after giving effect to any such extension and increase in the Commitments shall not exceed the aggregate Commitments immediately prior to the Extension Date. If the Administrative Agent receives commitments to increase the Commitments from the Lenders, that, when aggregated with the existing Commitments, (i) are less than or equal to the Commitments immediately prior to the Extension Date, the Administrative Agent shall accept all such Commitments, (ii) are greater than the Commitments on the date hereof, the Administrative Agent may determine, in its reasonable discretion, which Commitments to accept and the amounts by which each submitting Lender's Commitments shall be increased so that the aggregate Commitments after the Extension Date shall equal the aggregate Commitments immediately prior to the Extension Date (any Lender whose commitment to increase its Commitment hereunder is accepted by the Administrative Agent, an "INCREASING COMMITMENT LENDER"). If Lenders do not consent to increase the aggregate Commitments to an amount equal to the Commitments immediately prior to the Extension Date, the Borrower may, at least two days but not more than seven days prior to the Extension Date, request that the Administrative Agent, in its sole discretion, accept the Commitment or Commitments of an Eligible Assignee or Eligible Assignees such that the aggregate Commitments hereunder after the Extension Date shall not be greater than the aggregate Commitments hereunder immediately prior to the Extension Date. If the Administrative Agent shall accept the Commitment of any Increasing Commitment Lender or Eligible Assignee, the Commitments of the Declining Lenders shall terminate on the Extension Date, and any Advances made by such Declining Lenders shall be repaid on such date in accordance with this Agreement.

     (c) Each such accepted Eligible Assignee and each Increasing Commitment Lender shall deliver a signature page hereto indicating that it is bound by the terms hereof and setting forth its aggregate Commitment hereunder. Such new signature page shall constitute a part hereof upon acceptance by the Administrative Agent and, in the case of any signature page submitted by any Increasing Commitment Lender, shall replace such Increasing Commitment Lender's signature page. Any such extension shall become effective upon the Extension Date, if the Borrower shall have delivered to the Administrative Agent and each Lender, on or prior to the Extension Date, (i) an opinion of counsel to the Borrower substantially in the form of Exhibit C-2 attached hereto upon which each Lender and the Administrative Agent may rely, together with any governmental order referred to therein attached thereto and (ii) a certificate of a duly authorized officer of the Borrower (the statements contained in which shall be true) to the effect that (x) the representations and warranties contained in Section 4.01 are correct on and as of the Extension Date before and after giving effect to the extension of the Commitment Termination Date, as though made on and as of the Extension Date, and (y) no event has occurred and is continuing, or would result from such extension of the Commitment Termination Date, that constitutes an Event of Default or that would constitute an Event of Default but for the requirement that notice be given or time elapse, or both. Upon satisfaction of such conditions and the effectiveness of such extension, each new Lender and Increasing Commitment Lender shall make A Advances to the Borrower (A) in the case of each new Lender, equal to such Lender's ratable portion of the A Advances outstanding immediately prior to the Extension Date and (B) in the case of each Increasing Commitment Lender, equal to such portion of such Lender's ratable portion of the A Advances (assuming that such Lender's Commitment consists only of the increased portion thereof) outstanding immediately prior to the Extension Date, in each case, without giving effect to any repayment of A Advances to Declining Lenders made on the Extension Date.

     SECTION 2.17.  TERM LOAN CONVERSION OPTION.

     At least one Business Day but not more than 45 Business Days prior to any Commitment Termination Date, and subject to the delivery on or prior to such Commitment Termination Date of an opinion of counsel to the Borrower substantially in the form of Exhibit C-2 attached hereto, together with any required governmental approvals referred to therein and attached thereto, to the Administrative Agent and each of the Lenders, by submission of a written notice (substantially in the form of Exhibit F) to the Administrative Agent, the Borrower may request that the Lenders convert 50% of all A Advances outstanding hereunder on such Commitment Termination Date into term loans. Upon satisfaction of such conditions and delivery of such notice (the "TERM LOAN CONVERSION NOTICE"), 50% of all A Advances outstanding on the then current Commitment Termination Date shall convert into term loans on such Commitment Termination Date, and all such converted A Advances shall become due and payable on the first anniversary of such Commitment Termination Date. Notwithstanding the foregoing, any Term Loan Conversion Notice may be delivered by the Borrower in conjunction with (and simultaneously with) any request for extension of the Commitment Termination Date pursuant to Section 2.16, above. If such extension of the Commitment Termination Date shall occur as provided in Section 2.16, such Term Loan Conversion Notice shall be deemed withdrawn and shall be of no further effect.

                                  ARTICLE III
                              CONDITIONS OF LENDING

     SECTION 3.01.  CONDITIONS PRECEDENT TO CLOSING.

     The Commitments of the Lenders shall not become effective unless and until all fees due and payable by the Borrower in connection with this Agreement have been paid and the Administrative Agent shall have received the following:

     (a) Promissory notes, in a form acceptable to the Administrative Agent, payable to the order of each Lender that has requested such a note.

     (b) Certified copies of the Exchange Agreement and copies of each contract and agreement listed on Schedule I hereto.

     (c) Copies of the resolutions of the Board of Directors of the Borrower approving this Agreement, the FPC Transaction, and of all documents evidencing other necessary corporate action, certified by the Secretary or an Assistant Secretary of the Borrower to be true and correct, and in full force and effect on and as of the date hereof.

     (d) A certificate of the Secretary or an Assistant Secretary of the Borrower, dated as of the date hereof, certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the other documents to be delivered hereunder.

     (e) A certificate of a Responsible Officer of the Borrower, dated as of the date hereof, certifying (i) the accuracy of the representations and warranties contained herein and (ii) that no event has occurred and is continuing that constitutes an Event of Default or that would constitute an Event of Default but for the requirement that notice be given or time elapse, or both.

     (f) Certified copies of all governmental approvals and authorizations required to be obtained in connection with the execution, delivery and performance by the Borrower of this Agreement (other than, if not yet issued, the SEC Order).

     (g) Certified copies of the Restated Charter and By-Laws of the Borrower.

     (h) A favorable opinion of Hunton & Williams, counsel for the Borrower, substantially in the form of Exhibit C-1 hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

     (i) A favorable opinion of King & Spalding, counsel for the Administrative Agent and the Arrangers, substantially in the form of Exhibit D hereto.

     SECTION 3.02. CONDITIONS PRECEDENT TO EACH A BORROWING AND TO THE EXERCISE OF THE TERM LOAN CONVERSION OPTION.

     The obligation of each Lender to make an A Advance on the occasion of each A Borrowing (including the initial A Borrowing) and the obligation to convert the A Advances into term loans in accordance with Section 2.17 shall be subject to the further conditions precedent that (i) in the case of the making of an A Advance, the Administrative Agent shall have received the written confirmatory Notice of A Borrowing with respect thereto, (ii) in the case of the making of the first A Advance hereunder after the Borrower shall have registered as a holding company pursuant to Section 5 of PUHCA, the Administrative Agent shall have received a certified copy of the SEC Order, and (iii) on the date of such A Borrowing or exercise of the Term Loan Conversion Option, as the case may be, the following statements shall be true (and each of the giving of the applicable Notice of A Borrowing or Term Loan Conversion Notice, as the case may be, and the acceptance by the Borrower of the proceeds of such A Borrowing, in the case of an A Borrowing, or the conversion of the A Advances into term loans, in the case of such exercise, shall constitute a representation and warranty by the Borrower that, on the date of such A Borrowing or exercise, as the case may be, such statements are true):

          (i) The representations and warranties contained in Section 4.01 are correct on and as of the date of such A Borrowing or the date of effectiveness of the Term Loan Conversion Option, as the case may be, before and after giving effect to (x) such A Borrowing and to the application of the proceeds therefrom or (y) such effectiveness, as the case may be, as though made on and as of such date; and

          (ii) No event has occurred and is continuing, or would result from such A Borrowing or from the application of the proceeds therefrom or the exercise of such Term Loan Conversion Option, as the case may be, that constitutes an Event of Default or that would constitute an Event of Default but for the requirement that notice be given or time elapse, or both.

     SECTION 3.03.  CONDITIONS PRECEDENT TO EACH B BORROWING.

     The obligation of each Lender that is to make a B Advance on the occasion of a B Borrowing (including the initial B Borrowing) to make such B Advance as part of such B Borrowing is subject to the conditions precedent that (i) the Administrative Agent shall have received the written confirmatory Notice of B Borrowing with respect thereto, (ii) in the case of the making of the first B Advance hereunder after the Borrower shall have registered as a holding company pursuant to Section 5 of PUHCA, the Administrative Agent shall have received a certified copy of the SEC Order, and (iii) on the date of such B Borrowing the following statements shall be true (and each of the giving of the applicable Notice of B Borrowing and the acceptance by the Borrower of the proceeds of such B Borrowing shall constitute a representation and warranty by the Borrower that, on the date of such B Borrowing, such statements are true):

          (i) The representations and warranties contained in Section 4.01 are true and correct on and as of the date of such B Borrowing, before and after giving effect to such B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

          (ii) No event has occurred and is continuing, or would result from such B Borrowing or from the application of the proceeds therefrom, that constitutes an Event of Default or that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01.  REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

     The Borrower represents and warrants as follows:

     (a) Each of the Borrower and each Significant Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and is duly qualified to do business in and is in good standing under the laws of each other jurisdiction where the nature of its business or the nature of property owned or used by it makes such qualification necessary (except where failure to so qualify would not have a material adverse affect on the financial condition, operations or properties of the Borrower and its Subsidiaries, taken as a whole).

     (b) The execution, delivery and performance by the Borrower of this Agreement are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws or (ii) any law or contractual restriction binding on or affecting the Borrower or its properties.

     (c) No authorization or approval or other action by, and no notice to or filing with any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement, other than, at any time after the Borrower shall have registered as a holding company pursuant to Section 5 of PUHCA, the SEC Order, and at any time after such registration, the SEC Order will have been duly issued and in full force and effect.

     (d) This Agreement has been duly executed and delivered by the Borrower and is, and any promissory note when delivered pursuant to Section 2.01(b) or 2.03(f) will be, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

     (e) The Consolidated balance sheets of CP&L and FPC and their respective Subsidiaries as at December 31, 1999, and the related Consolidated statements of income and retained earnings of CP&L and FPC and their respective Subsidiaries for the fiscal year then ended, and the Consolidated balance sheets of CP&L and FPC and their respective Subsidiaries as at June 30, 2000, and the related Consolidated statements of income and retained earnings of CP&L and FPC and their respective Subsidiaries, copies of each of which have been furnished to each Lender, fairly present (subject, in the case of such financial statements dated June 30, 2000, to yearend adjustments) the financial condition of CP&L and FPC and their respective Subsidiaries as at such dates and the results of the operations of CP&L and FPC and their respective Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 1999, there has been no material adverse change in the financial condition, operations or properties of CP&L and its Subsidiaries, taken as a whole, or FPC and its Subsidiaries, taken as a whole. Since the date of the first audited Consolidated financial statements of the Borrower, there has been no material adverse change in the financial condition, operations or properties of the Borrower and its Subsidiaries, taken as a whole, as set forth in such financial statements (with it being understood that the representation and warranty set forth in this sentence shall be deemed made, at the times and in the manner specified elsewhere in this Agreement, only following the delivery of such financial statements pursuant to Section 5.01(i)).

     (f) Except as described in the reports and registration statements that the Borrower, CP&L, FPC, Florida Power and NCNG have filed with the Securities and Exchange Commission prior to the date of this Agreement, there is no pending or threatened action or proceeding affecting the Borrower or any Subsidiary before any court, governmental agency or arbitrator, that may materially adversely affect the financial condition, operations or properties of the Borrower and its Subsidiaries, taken as a whole.

     (g) No proceeds of any Advance will be used to acquire any security in any transaction that is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended and in effect from time to time.

     (h) The Borrower is not engaged in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to buy or carry any margin stock or to extend credit to others for the purpose of buying or carrying any margin stock.

     (i) Following application of the proceeds of each Advance, not more than 5 percent of the value of the assets (either of the Borrower only or of the Borrower and the Subsidiaries on a Consolidated basis) subject to the provisions of Section 5.02(a) or 5.02(e) will be margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

     (j) No Termination Event has occurred or is reasonably expected to occur with respect to any Plan.

     (k) The Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     (l) The Borrower is in substantial compliance with all applicable laws, rules, regulations and orders of any governmental authority, the noncompliance with which would materially and adversely affect the business or condition of the Borrower, such compliance to include, without limitation, substantial compliance with Environmental Laws and paying before the same become delinquent all material taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent compliance with any of the foregoing is then being contested in good faith by appropriate legal proceedings.

     (m) All written information (other than the Closing Projections) furnished by the Borrower to the Agents and the Lenders in connection with this Agreement and the FPC Transaction (the "DISCLOSED INFORMATION") was (and all information furnished in the future by the Borrower to the Agents and the Lenders will be) complete and correct in all respects material to the creditworthiness of the Borrower when delivered. The Closing Projections were arrived at in good faith and were based on reasonable assumptions. As of the date hereof, the Disclosed Information and the Closing Projections, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which made.

                                   ARTICLE V
                            COVENANTS OF THE COMPANY

     SECTION 5.01.  AFFIRMATIVE COVENANTS.

     So long as any Advance or any other amount payable by the Borrower hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall, unless the Majority Lenders shall otherwise consent in writing:

     (a) Compliance with Laws, Etc. Except to the extent contested in good faith, comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders (such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property), the non-compliance with which would materially adversely affect the Borrower's business or credit.

     (b) Preservation of Corporate Existence, Etc. Except as provided in Section
5.02 (d), preserve and maintain, and cause each Significant Subsidiary to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises.

     (c) Visitation Rights. At any reasonable time and from time to time, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and any Subsidiary with any of their respective officers or directors.

     (d) Keeping of Books. Keep, and cause each Subsidiary to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and such Subsidiary in accordance with generally accepted accounting principles consistently applied.

     (e) Maintenance of Properties, Etc. Maintain and preserve, and cause each Subsidiary to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

     (f) Maintenance of Insurance. Maintain, and cause each Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

     (g) Taxes. File, and cause each Subsidiary to file, all tax returns (federal, state and local) required to be filed and paid and pay all taxes shown thereon to be due, including interest and penalties except, in the case of taxes, to the extent the Borrower or such Subsidiary is contesting the same in good faith and by appropriate proceedings and has set aside adequate reserves for the payment thereof in accordance with generally accepted accounting principles.

     (h) Material Obligations. Pay, and cause each Subsidiary to pay, promptly as the same shall become due each material obligation of the Borrower or such Subsidiary.

     (i) Reporting Requirements. Furnish to the Lenders:

          (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a Consolidated balance sheet of the Borrower and the Subsidiaries as at the end of such quarter and Consolidated statements of income and retained earnings of the Borrower and the Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the treasurer or the chief financial officer of the Borrower, together with a certificate of the chief financial officer of the Borrower, setting forth in reasonable detail the calculation of the Borrower's compliance with Section 5.01(j) and stating that no Event of Default and no event that, with the giving of notice or lapse of time or both, would constitute an Event of Default has occurred and is continuing, or if an Event of Default or such event has occurred and is continuing, a statement setting forth details of such Event of Default or event and the action that the Borrower has taken and proposes to take with respect thereto;

          (ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the annual report for such year for the Borrower and the Subsidiaries, containing Consolidated financial statements for such year certified by Deloitte & Touche or other independent public accountants acceptable to the Majority Lender, together with a certificate of the chief financial officer of the Borrower, substantially in the form of Exhibit G hereto, setting forth in reasonable detail the calculation of the Borrower's compliance with Section 5.01(j) and stating that no Event of Default and no event that, with the giving of notice or lapse of time or both, would constitute an Event of Default has occurred and is continuing, or if an Event of Default or such event has occurred and is continuing, a statement setting forth details of such Event of Default or event and the action that the Borrower has taken and proposes to take with respect thereto;

          (iii) promptly after the sending or filing thereof, copies of all reports that the Borrower sends to any of its security holders, and copies of all reports and registration statements that the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

          (iv) immediately upon any Responsible Officer's obtaining knowledge of the occurrence of any Event of Default or any event that, with the giving of notice or lapse of time, or both, would constitute an Event of Default, a statement of the chief financial officer or treasurer of the Borrower setting forth details of such Event of Default or event and the action that the Borrower proposes to take with respect thereto;

          (v) immediately upon obtaining knowledge thereof, notice of any change in either the Moody's Rating or the S&P Rating;

          (vi) as soon as possible and in any event within five days after the commencement thereof or any adverse determination or development therein, notice of all actions, suits and proceedings that may adversely affect the Borrower's ability to perform its obligations under the Agreement;

          (vii) as soon as possible and in any event within five days after the occurrence of a Termination Event, notice of such Termination Event; and

          (viii) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any Subsidiary as any Lender through the Administrative Agent may from time to time reasonably request.

     (j) Indebtedness to Total Capitalization. Maintain at all times a ratio of Consolidated Indebtedness of the Borrower and its Subsidiaries to Total Capitalization of not more than .70:1.0.

     (k) Use of Proceeds. Use the proceeds of each Advance solely to facilitate the FPC Transaction and for general corporate purposes (including, in each case, without limitation, as a commercial paper back-up). No proceeds of any Advance will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended and in effect from time to time, or any security in any transaction that is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended and in effect from time to time.

     (l) Ownership of Subsidiaries. Own at all times, directly or indirectly and free and clear of all liens and encumbrances, 100% of the common stock of CP&L and, on and after the date of the FPC Transaction, FPC and Florida Power.

     SECTION 5.02.  NEGATIVE COVENANTS.

     So long as any Advance or any other amount payable by the Borrower hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority Lenders:

     (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any Subsidiary to assign, any right to receive income, in each case to secure any Indebtedness of any Person, other than (i) liens, mortgages and security interests created by the Mortgage and, on and after the date of the FPC Transaction, the Florida Power Mortgage, (ii) liens and security interests against the fuel used by the Borrower in its power generating operations in favor of the suppliers thereof, and (iii) liens, mortgages and security interests securing other Indebtedness of the Borrower and its Subsidiaries not exceeding $100,000,000 in the aggregate.

     (b) Indebtedness. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Indebtedness other than (i) Indebtedness hereunder, (ii) Indebtedness secured by liens and security interests permitted pursuant to clauses (ii) and (iii) of subsection 5.02(a),
(iii) Indebtedness evidenced by the First Mortgage Bonds, on and after the date of the FPC Transaction, and the Florida Power Mortgage Bonds, (iv) unsecured Indebtedness, including guarantees issued in connection with the financing of pollution control facilities operated by CP&L or, on and after the date of the FPC Transaction, FPC, guarantees of Indebtedness incurred by any wholly-owned Subsidiary and guarantees of debt securities issued by any financing Subsidiary established to secure debt financing in the offshore markets and (v) other Indebtedness outstanding on the date of this Agreement, as described on Schedule II hereto.

     (c) Lease Obligations. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any obligations for the payment of rental for any property under leases or agreements to lease having a term of one year or more that would cause the direct or contingent Consolidated liabilities of the Borrower and the Subsidiaries in respect of all such obligations payable in any calendar year to exceed 10% of the Consolidated operating revenues of the Borrower and the Subsidiaries for the immediately preceding calendar year.

     (d) Mergers, Etc. Merge with or into or consolidate with or into, or acquire all or substantially all of the assets or securities of, any Person, unless, in each case, (i) immediately after giving effect thereto, no event shall occur and be continuing that constitutes an Event of Default or an event that with the giving of notice or lapse of time, or both, would constitute an Event of Default, and (ii) in the case of any such merger to which the Borrower is a party, such other Person is a utility company and the resulting or surviving corporation, if not the Borrower, (x) is organized and existing under the laws of the United States of America or any State thereof, (y) is a corporation satisfactory to the Majority Lenders, and (z) shall have expressly assumed, by an instrument satisfactory in form and substance to the Majority Lenders, the due and punctual payment of all amounts due under this Agreement and the performance of every covenant and undertaking of the Borrower contained in this Agreement.

     (e) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any Subsidiary to sell, lease, transfer or otherwise dispose of, any of its assets, other than the following sales: (i) sales of generating capacity to the wholesale customers of the Borrower and the Subsidiaries, (ii) sales of nuclear fuel, (iii) sales of accounts receivable, (iv) sales in connection with a transaction authorized by subsection (d) of this Section, (v) sales of investments in securities with a maturity of less than one year, or (vi) other sales not exceeding $150,000,000 in the aggregate in any fiscal year of the Borrower.

     (f) Margin Stock. Use any proceeds of any Advance to buy or carry margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

     (g) Change in Nature of Business. Engage in, or cause or permit CP&L or, on and after the date of the FPC Transaction, Florida Power, to engage in a material manner in, businesses other than those in which they are engaged on the date hereof and businesses reasonably related thereto.

     (h) Modification of Exchange Agreement. Wave, amend or modify, in any material respect, the terms of the Exchange Agreement.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

     SECTION 6.01.  EVENTS OF DEFAULT.

     If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

     (a) The Borrower shall fail to pay any principal of any Advance when due, or shall fail to pay any interest on the principal amount of any Advance or any fees or other amount payable hereunder within five Business Days after such interest or fees or other amount shall become due; or

     (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in any document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

     (c) The Borrower shall fail to perform or observe any other term, covenant or agreement contained in Section 5.01(b), 5.01(i)(iv), 5.01(j), 5.01(l) or 5.02 on its part to be performed or observed; or the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

     (d) The Borrower or any Subsidiary shall fail to pay any amount in respect of any Indebtedness in excess of $10,000,000 (but excluding Indebtedness hereunder) of the Borrower or such Subsidiary (as the case may be), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

     (e) The Borrower or any Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or the Borrower or any Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

     (f) Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Borrower or any Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (g) Any Termination Event with respect to a Plan shall have occurred, and, 30 days after the occurrence thereof, (i) such Termination Event (if correctable) shall not have been corrected and (ii) the then present value of such Plan's vested benefits exceeds the then current value of assets accumulated in such Plan by more than the amount of $20,000,000 (or in the case of a Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount); or

     (h) The Borrower or any of its Affiliates as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $20,000,000; or

     (i) A Change of Control shall occur;

then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, (i) declare the Commitments and the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the principal amount of the Advances then outstanding, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon such principal amount, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any Subsidiary under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the principal amount of the Advances then outstanding, all such interest and all such other amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE VII
                                   THE AGENTS

     SECTION 7.01.  AUTHORIZATION AND ACTION.

     Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably provided for by this Agreement (including, without limitation, enforcement or collection of the Advances), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law.

     SECTION 7.02.  THE AGENTS' RELIANCE, ETC.

     None of the Agents nor any of their directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by each or any of them under or in connection with this Agreement, except for their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or e-mail) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 7.03.  THE AGENTS AND THEIR RESPECTIVE AFFILIATES.

     With respect to its Commitments and, the Advances made by it, each Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each Agent in its individual capacity, as applicable. The Agents and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any Subsidiary and any Person who may do business with or own securities of the Borrower or any Subsidiary, all as if the Agents were not the Arrangers, the Administrative Agent or the Syndication Agent, as applicable, and without any duty to account therefor to the Lenders.

     SECTION 7.04.  LENDER CREDIT DECISION.

     Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 7.05.  INDEMNIFICATION.

     The Lenders agree to indemnify each Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the A Advances then held by each of them (or if no A Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Agent under this Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibility under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

     SECTION 7.06.  SUCCESSOR ADMINISTRATIVE AGENT.

     The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, the Administrative Agent may appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     SECTION 8.01.  AMENDMENTS, ETC.

     No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, in the case of any such amendment, waiver or consent of or in respect of this Agreement, or the Lender that shall have made the B Advance to which such amendment, waiver or consent relates, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following: (i) waive any of the conditions specified in Section 3.01, 3.02 or 3.03, (ii) change the Commitment of any Lender or subject any Lender to any additional obligations, (iii) reduce, or waive the payment of, the principal of, or interest on, the A Advances or any fees hereunder, (iv) postpone any date fixed for any payment of principal of, or interest on, the A Advances or any fees hereunder, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the A Advances, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Agreement, and (vi) amend, waive, or in any way modify or suspend any provision requiring the pro rata application of payments or of Section 2.16 or of this Section 8.01; and provided, further, that (A) no amendment, waiver or consent shall, unless in writing and signed by each Agent in addition to the Lenders required hereinabove to take such action, affect the rights or duties of such Agent under this Agreement and (B) this Agreement may be amended and restated without the consent of any Lender or Agent if, upon giving effect to such amendment and restatement, such Lender or Agent, as the case may be, shall no longer be a party to this Agreement (as so amended and restated) or have any Commitment or other obligation hereunder and shall have been paid in full all amounts payable hereunder to such Lender or Agent, as the case may be.

     SECTION 8.02.  NOTICES, ETC.

     All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telegraphic communication) and mailed, telecopied, e-mailed or delivered, if to the Borrower, at its address at 411 Fayetteville Street, Raleigh, North Carolina 27602, Attention: Manager of Financial Operations; if to any Lender, at its Domestic Lending Office set forth under its name on the signature pages hereof; and if to the Administrative Agent, at its address at Two Penns Way, Suite 200, New Castle, Delaware 19720,
Attention: Bank Loan Syndications; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective when received by the addressee thereof.

     SECTION 8.03.  NO WAIVER; REMEDIES.

     No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 8.04.  COSTS, EXPENSES, TAXES AND INDEMNIFICATION.

     (a) The Borrower agrees to pay on demand all costs and expenses of the Agents (and as described in clause (iv) below, the Lenders) in connection with
(i) the preparation, execution, negotiation, syndication and delivery of this Agreement and the other documents to be delivered hereunder, (ii) the first Borrowing under this Agreement, (iii) any modification, amendment or supplement to this Agreement and the other documents to be delivered hereunder and (iv) the enforcement of the rights and remedies of the Lenders and the Agents under this Agreement and the other documents to be delivered hereunder (whether through negotiations or legal proceedings), all the above costs and expenses to include, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agents and each of the Lenders with respect thereto. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the other documents to be delivered hereunder, and agrees to save the Agents and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     (b) If, due to payments made by the Borrower due to acceleration of the maturity of the Advances pursuant to Section 6.01 or due to any other reason, any Lender receives payments of principal of any Eurodollar Rate Advance based upon the Eurodollar Rate other than on the last day of the Interest Period for such A Advance, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such A Advance. In addition, if the Borrower fails to prepay any A Advance on the date for which notice of prepayment has been given, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any losses, costs or expenses (including loss of anticipated profits) that it may reasonably incur as a result of such prepayment not having been made on the date specified by the Borrower for such prepayment.

     (c) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.14, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agents, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Lender or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (d) The Borrower will indemnify each Lender and the Agents for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 8.04) paid by such Lender or Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or Agent (as the case may be) makes written demand therefor.

     (e) Prior to the date of the initial Borrowing or on the date of the Assignment and Acceptance pursuant to which it became a Lender, in the case of each Lender that becomes a Lender by virtue of entering into an Assignment and Acceptance, and from time to time thereafter if requested by the Borrower or the Administrative Agent, each Lender organized under the laws of a jurisdiction outside the United States shall provide the Administrative Agent and the Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying that such Lender is exempt from United States withholding taxes with respect to all payments to be made to such Lender hereunder. If for any reason during the term of this Agreement, any Lender becomes unable to submit the forms referred to above or the information or representations contained therein are no longer accurate in any material respect, such Lender shall notify the Administrative Agent and the Borrower in writing to that effect. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to United States withholding tax, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

     (f) Any Lender claiming any additional amounts payable pursuant to Section 8.04(c) or (d) shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) (i) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender and (ii) to otherwise minimize the amounts due, or to become due, under Sections 8.04(c) and (d).

     (g) If the Borrower makes any additional payment to any Lender pursuant to Sections 8.04(c) and (d) in respect of any Taxes, and such Lender determines that it has received (i) a refund of such Taxes or (ii) a credit against or relief or remission for, or a reduction in the amount of, any tax or other governmental charge solely as a result of any deduction or credit for any Taxes with respect to which it has received payments under Sections 8.04(c) and (d), such Lender shall, to the extent that it can do so without prejudice to the retention of such refund, credit, relief, remission or reduction, pay to the Borrower such amount as such Lender shall have determined to be attributable to the deduction or withholding of such Taxes. If such Lender later determines that it was not entitled to such refund, credit, relief, remission or reduction to the full extent of any payment made pursuant to the first sentence of this
Section 8.04(g), the Borrower shall upon demand of such Lender promptly repay the amount of such overpayment. Any determination made by such Lender pursuant to this Section 8.04(g) shall in the absence of bad faith or manifest error be conclusive, and nothing in this Section 8.04(g) shall be construed as requiring any Lender to conduct its business or to arrange or alter in any respect its tax or financial affairs so that it is entitled to receive such a refund, credit or reduction or as allowing any Person to inspect any records, including tax returns, of any Lender.

     (h) The Borrower hereby agrees to indemnify and hold harmless each Lender, the Agents, counsel to the Agents and their respective officers, directors, partners, employees, Affiliates and advisors (each, an "INDEMNIFIED PERSON") from and against any and all claims, damages, losses, liabilities, costs, or expenses (including reasonable attorney's fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding), joint and several, that may be incurred by or asserted or awarded against any Indemnified Person (including, without limitation, in connection with any investigation, litigation or proceeding or the preparation of a defense in connection therewith) in each case by reason of or in connection with the execution, delivery, or performance of this Agreement, or the use by the Borrower of the proceeds of any Advance, except to the extent that such claims, damages, losses, liabilities, costs, or expenses are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of the party seeking indemnification.

     (i) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 8.04 shall survive the payment in full of principal and interest hereunder and the termination of the Commitments.

     SECTION 8.05.  RIGHT OF SET-OFF.

     Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by
Section 6.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower now or hereafter existing under this Agreement, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

     SECTION 8.06.  BINDING EFFECT.

     This Agreement shall become effective when it shall have been executed by the Borrower and the Agents and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agents and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of each Lender.

     SECTION 8.07.  ASSIGNMENTS AND PARTICIPATIONS.

     (a) Each Lender may, with the consent of the Administrative Agent and the Borrower (such consent not to be unreasonably withheld and, in the case of the Borrower, such consent shall not be required if an Event of Default has occurred and is continuing), assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the A Advances owing to it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any B Advances), (ii) prior to the effectiveness of the Term Loan Conversion Option, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (A) $10,000,000 and (B) all of such Lender's rights and obligations and, if the preceding clause (A) is applicable, shall be an integral multiple of $1,000,000, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance and such parties (other than when an Arranger is an assigning party) shall also deliver to the Administrative Agent a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

     (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01(e) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

     (c) The Administrative Agent shall maintain at its address referred to in
Section 8.02 a copy of each Assignment and Acceptance (and copies of the related consents of the Borrower and the Administrative Agent to such assignment) delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the A Advances owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

     (e) Each Lender may assign to one or more banks or other entities any B Advance made by it.

     (f) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any promissory note held pursuant to Section 2.01(b) or 2.03(f) for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) the holder of any such participation, other than an Affiliate of such Lender, shall not be entitled to require such Lender to take or omit to take any action hereunder, except action (A) extending the time for payment of interest on, or the final maturity of any portion of the principal amount of, the Advances or (B) reducing the principal amount of or the rate of interest payable on the Advances. Without limiting the generality of the foregoing: (i) such participating banks or other entities shall be entitled to the cost protection provisions contained in Sections 2.08, 2.12 and 8.04(b) only if, and to the same extent, the Lender from which such participating banks or other entities acquired its participation would, at the time, be entitled to claim thereunder; and (ii) such participating banks or other entities shall also, to the fullest extent permitted by law, be entitled to exercise the rights of set-off contained in Section 8.05 as if such participating banks or other entities were Lenders hereunder.

     (g) If any Lender (or any bank, financial institution, or other entity to which such Lender has sold a participation) shall make any demand for payment under Section 2.12(b), then within 30 days after any such demand (if, but only if, such demanded payment has been made by the Borrower), the Borrower may, with the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and provided that no Event of Default or event that, with the passage of time or the giving of notice, or both, would constitute an Event of Default shall then have occurred and be continuing, demand that such Lender assign in accordance with this Section 8.07 to one or more Eligible Assignees designated by the Borrower all (but not less than all) of such Lender's Commitment (if any) and the Advances owing to it within the period ending on the later to occur of such 30th day and the last day of the longest of the then current Interest Periods for such Advances. If any such Eligible Assignee designated by the Borrower shall fail to consummate such assignment on terms acceptable to such Lender, or if the Borrower shall fail to designate any such Eligible Assignees for all or part of such Lender's Commitment or Advances, then such demand by the Borrower shall become ineffective; it being understood for purposes of this subsection (g) that such assignment shall be conclusively deemed to be on terms acceptable to such Lender, and such Lender shall be compelled to consummate such assignment to an Eligible Assignee designated by the Borrower, if such Eligible Assignee (i) shall agree to such assignment by entering into an Assignment and Acceptance in substantially the form of Exhibit B hereto with such Lender and (ii) shall offer compensation to such Lender in an amount equal to all amounts then owing by the Borrower to such Lender hereunder made by the Borrower to such Lender, whether for principal, interest, fees, costs or expenses (other than the demanded payment referred to above and payable by the Borrower as a condition to the Borrower's right to demand such assignment), or otherwise.

     (h) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender.

     (i) Anything in this Section 8.07 to the contrary notwithstanding, any Lender may (i) assign and pledge all or any portion of its Commitment and the Advances owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; provided, that no such assignment shall release the assigning Lender from its obligations hereunder; or (ii) assign its Commitments, Advances and other rights and obligations hereunder to any of its Affiliates upon notice to, but without the consent of, the Borrower and the Administrative Agent.

     (j) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Advance that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any such SPC to make any Advance, (ii) if such SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof and (iii) no SPC or Granting Lender shall be entitled to receive any greater amount pursuant to Section 2.08 or 2.12 than the Granting Lender would have been entitled to receive had the Granting Lender not otherwise granted such SPC the option to provide any Advance to the Borrower. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would otherwise be liable so long as, and to the extent that, the related Granting Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against or join any other person in instituting against such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. Notwithstanding the foregoing, the Granting Lender unconditionally agrees to indemnify the Borrower, the Agents and each Lender against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be incurred by or asserted against the Borrower, the Agents or such Lender, as the case may be, in any way relating to or arising as a consequence of any such forbearance or delay in the initiation of any such proceeding against its SPC. Each party hereto hereby acknowledges and agrees that no SPC shall have the rights of a Lender hereunder, such rights being retained by the applicable Granting Lender. Accordingly, and without limiting the foregoing, each party hereby further acknowledges and agrees that no SPC shall have any voting rights hereunder and that the voting rights attributable to any Advance made by an SPC shall be exercised only by the relevant Granting Lender and that each Granting Lender shall serve as the administrative agent and attorney-in-fact for its SPC and shall on behalf of its SPC receive any and all payments made for the benefit of such SPC and take all actions hereunder to the extent, if any, such SPC shall have any rights hereunder. In addition, notwithstanding anything to the contrary contained in this Agreement any SPC may with notice to, but without the prior written consent of any other party hereto, assign all or a portion of its interest in any Advances to the Granting Lender. This Section may not be amended without the prior written consent of each Granting Lender, all or any part of whose Advance is being funded by an SPC at the time of such amendment.

     SECTION 8.08.  GOVERNING LAW.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Borrower (i) irrevocably submits to the non-exclusive jurisdiction of any New York State court or Federal court sitting in New York City in any action arising out of this Agreement, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

     SECTION 8.09.  WAIVER OF JURY TRIAL.

     THE COMPANY, THE AGENTS, AND EACH LENDER EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY AND LAWFULLY DO SO, ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING TO THIS AGREEMENT IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

     SECTION 8.10.  EXECUTION IN COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 8.11.  SEVERABILITY.

     Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

     SECTION 8.12.  HEADINGS.

     Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     SECTION 8.13.  ENTIRE AGREEMENT.

     This Agreement constitutes the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Except as is expressly provided for herein, nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        CP&L ENERGY, INC.


                                        By
                                          --------------------------------------
                                          Name: Thomas R. Sullivan
                                          Title: Treasurer

                                        CITIBANK, N.A., as Administrative Agent


                                        By
                                          --------------------------------------
                                          Title:
                                          Name:


                                        MERRILL LYNCH & CO, as Joint Lead
                                          Arranger and Syndication Agent


                                        By
                                          --------------------------------------
                                          Name:
                                          Title:


                                        SALOMON SMITH BARNEY, INC., as Joint
                                          Lead Arranger


                                        By
                                          --------------------------------------
                                          Name:
                                          Title:

COMMITMENT AMOUNT                       LENDERS
-----------------                       -------

                                        CITIBANK, N.A.


$700,000,000.00                         By
                                          --------------------------------------
                                          Name:
                                          Title:


                                        MERRILL LYNCH CAPITAL CORPORATION


$500,000,000.00                         By
                                          --------------------------------------
                                          Name:
                                          Title:


                                        THE CHASE MANHATTAN BANK


$500,000,000.00                         By
                                          --------------------------------------
                                          Name:
                                          Title:


                                        THE BANK OF TOKYO-MITSUBISHI, LTD.


$400,000,000.00                         By
                                          --------------------------------------
                                          Name:
                                          Title:


                                        BANK OF AMERICA, N.A.


$400,000,000.00                         By
                                          --------------------------------------
                                          Name:
                                          Title:

                                        FIRST UNION NATIONAL BANK


$400,000,000.00                         By
                                          --------------------------------------
                                          Name:
                                          Title:


                                        BANK ONE, NA


$400,000,000.00                         By
                                          --------------------------------------
                                          Name:
                                          Title:


                                        WACHOVIA BANK, NATIONAL ASSOCIATION


$250,000,000.00                         By
                                          --------------------------------------
                                          Name:
                                          Title:


                                        MERRILL LYNCH BANK USA


$200,000,000.00                         By
                                          --------------------------------------
                                          Name:
                                          Title:


                        [ADD OTHER LENDERS & COMMITMENTS]

                                   SCHEDULE I

                               EXISTING AGREEMENTS

                                    [TO COME]

                                   SCHEDULE II

                         PERMITTED EXISTING INDEBTEDNESS

                                    [TO COME]

                                   EXHIBIT A-1

                              NOTICE OF A BORROWING

                                             [Date]


Citibank, N.A., as Administrative Agent
  for the Lenders parties to the
  Credit Agreement referred to below
Two Penns Way, Suite 200
New Castle, Delaware 19720

Attention: Bank Loan Syndications

Ladies and Gentlemen:

     The undersigned, CP&L ENERGY, INC. refers to the $3,750,000,000 364-Day Revolving Credit Agreement, dated as of November 15, 2000 (the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders from time to time parties thereto, CITIBANK, N.A., as Administrative Agent for the Lenders, MERRILL LYNCH & CO. and SALOMON SMITH BARNEY, INC., as Joint Lead Arrangers, and MERRILL LYNCH & CO., as Syndication Agent, and hereby gives you notice pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests an A Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such A Borrowing (the "PROPOSED A BORROWING") as required by Section 2.02(a) of the Credit Agreement:

          (i) The Business Day of the Proposed A Borrowing is                  ,
                                                              -----------------
     20    .
       ----

          (ii) The Type of A Advances comprising the Proposed A Borrowing is [Base Rate Advances][Eurodollar Rate Advances].

          (iii) The aggregate amount of the Proposed A Borrowing is $     .
                                                                     -----

          (iv) The Interest Period for each Eurodollar Rate Advance that is an A
     Advance made as part of the Proposed A Borrowing is      [days][months].
                                                         -----

                                             Very truly yours,

                                             CP&L ENERGY, INC.


                                             By
                                               ---------------------------------
                                               Name:
                                               Title:


                                     A-1-1

                                   EXHIBIT A-2

                              NOTICE OF B BORROWING

                                                               , 20
                                             ------------------    ----


Citibank, N.A., as Administrative Agent
  for the Lenders parties to the
  Credit Agreement referred to below
Two Penns Way, Suite 200
New Castle, Delaware 19720

Attention: Bank Loan Syndications

Ladies and Gentlemen:

     The undersigned, CP&L ENERGY, INC. refers to the $3,750,000,000 364-Day Revolving Credit Agreement, dated as of November 15, 2000 (the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders from time to time parties thereto, CITIBANK, N.A., as Administrative Agent for the Lenders, MERRILL LYNCH & CO. and SALOMON SMITH BARNEY, INC., as Joint Lead Arrangers, and MERRILL LYNCH & CO., as Syndication Agent, and hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a B Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such B Borrowing (the "PROPOSED B BORROWING") is requested to be made:

          (A) Date of B Borrowing
          (B) Amount of B Borrowing
          (C) Maturity Date
          (D) Interest Rate Basis
          (E) Interest Payment Date(s)
          (F)
             ---------------------
          (G
             ---------------------
          (H)
             ---------------------

     The undersigned hereby certifies that the aggregate amount of the Proposed B Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Commitments of the Lenders.

     The undersigned hereby confirms that the Proposed B Borrowing is to be made available to it in accordance with Section 2.03(a)(v) of the Credit Agreement.


                                     A-2-1

                                             Very truly yours,

                                             CP&L ENERGY, INC.


                                             By
                                               --------------------------------
                                               Name:
                                               Title:


                                     A-2-2

                                   EXHIBIT A-3

                              NOTICE OF CONVERSION

                                                                          [Date]


Citibank, N.A., as Administrative Agent
  for the Lenders parties to the
  Credit Agreement referred to below
Two Penns Way, Suite 200
New Castle, Delaware 19720

Attention: Bank Loan Syndications

Ladies and Gentlemen:

     The undersigned, CP&L ENERGY, INC. refers to the $3,750,000,000 364-Day Revolving Credit Agreement, dated as of November 15, 2000 (the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders from time to time parties thereto, CITIBANK, N.A., as Administrative Agent for the Lenders, MERRILL LYNCH & CO. and SALOMON SMITH BARNEY, INC., as Joint Lead Arrangers, and MERRILL LYNCH & CO., as Syndication Agent, and hereby gives you notice pursuant to Section 2.10 of the Credit Agreement that the undersigned hereby requests a Conversion under the Credit Agreement, and in that connection sets forth the terms on which such Conversion (the "PROPOSED CONVERSION") is requested to be made:

          (i) The Business Day of the Proposed Conversion is                   ,
                                                             ------------------
     20    .
       ----

          (ii) The Type of, and Interest Period applicable to, the Advances (or
     portions thereof) proposed to be Converted:                 .
                                                 ----------------

          (iii) The Type of Advance to which such Advances (or portions thereof)
     are proposed to be Converted:                         .
                                   ------------------------

          (iv) Except in the case of a Conversion to Base Rate Advances, the initial Interest Period to be applicable to the Advances resulting from such Conversion:
                     ------------------------------.

          (v) The aggregate amount of Advances (or portions thereof) proposed to
     be Converted is $        .
                      --------


                                     A-3-1

     The undersigned hereby certifies that, on the date hereof, and on the date of the Proposed Conversion, no event has occurred and is continuing, or would result from such Proposed Conversion, that constitutes an Event of Default.

                                        Very truly yours,

                                        CP&L ENERGY, INC.


                                        By
                                          --------------------------------------
                                          Name:
                                          Title:


                                     A-3-2

                                    EXHIBIT B

                            ASSIGNMENT AND ACCEPTANCE

                             DATED           , 20
                                   ----------    ---

     Reference is made to the $3,750,000,000 364-Day Revolving Credit Agreement, dated as of November 15, 2000 (as amended, modified and supplemented from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among CP&L ENERGY, INC., certain Lenders (as defined in the Credit Agreement) from time to time parties thereto, CITIBANK, N.A., as Administrative Agent for the Lenders (the "ADMINISTRATIVE Agent"), MERRILL LYNCH & CO. and SALOMON SMITH BARNEY, INC., as Arrangers, and MERRILL LYNCH & CO., as Syndication Agent.

                    (the "ASSIGNOR") and           (the "ASSIGNEE") agree as
        ------------                    -----------
follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of B Advances) that represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement (other than in respect of B Advances), including, without limitation, such interest in the Assignor's Commitment (to the extent it has not been terminated), the A Advances owing to the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment (if any) and the amount of the A Advances owing to the Assignee will be as set forth in Section 2 of Schedule 1.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.01(e) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; [and] (vi) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].1

     4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto (the "EFFECTIVE DATE").

     5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on
Schedule 1 hereto.


------------------------
1 If the Assignee is organized under the laws of a jurisdiction outside the United States.

                                   SCHEDULE 1

                                       TO
                            ASSIGNMENT AND ACCEPTANCE
                          DATED           , 20
                                ----------    ----

     Section 1
     ---------

          Percentage Interest Assigned:                          %
                                                            -----

     Section 2
     ---------

          Assignee's Commitment2:                           $

          Aggregate Outstanding Principal
          Amount of A Advances owing to Assignee:           $

     Section 3
     ---------

          Effective Date3

                                        [NAME OF ASSIGNOR]


                                        By
                                          -------------------------------------
                                          Title:


                                        [NAME OF ASSIGNEE]


                                        By
                                          -------------------------------------
                                          Title:


                                        Domestic Lending Office (and address
                                        for notices):
                                                   [Address]


------------------------
2  For use in connection with the Extension.
3 This date should be no earlier than the date of acceptance by the Administrative Agent.

                                        Eurodollar Lending Office:

                                                 [Address]


Accepted this            day of
              -----------
               , 20
---------------    ---


CITIBANK, N.A.,
  as Administrative Agent


By
  -------------------------
  Title:


CP&L ENERGY, INC.4


By
  --------------------------
   Title:



------------------------
4  If required.

                                    EXHIBIT C

                   FORM OF OPINION OF COUNSEL FOR THE COMPANY

                                                                         , 20
                                                      -------------------    ---


To each of the Lenders parties to the $3,750,000,000
364-Day Revolving Credit Agreement referred to below


     Re:  CP&L Energy, Inc.


Ladies and Gentlemen:

     This opinion is furnished to you by us as counsel for CP&L Energy, Inc. (the "Borrower") pursuant to Section 3.01(h) of the $3,750,000,000 364-Day Revolving Credit Agreement, dated as of November 15, 2000 (the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among CP&L Energy Inc., certain lenders from time to time parties thereto (the "LENDERS"), Citibank, N.A., as Administrative Agent for the Lenders, Merrill Lynch & Co. and Salomon Smith Barney, Inc., as Joint Lead Arrangers, and Merrill Lynch & Co., as Syndication Agent.

     In connection with the preparation, execution and delivery of the Credit Agreement, we have examined:

     (1)  The Credit Agreement.

     (2) The documents furnished by the Borrower pursuant to Section 3.01 of the Credit Agreement.

     (3)  The Restated Charter of the Borrower (the "CHARTER").

     (4)  The By-Laws of the Borrower and all amendments thereto (the
"BY-LAWS").

     (5)  The NCUC Order and the SCPSC Order [OTHERS?].

     We have also examined the originals, or copies of such other corporate records of the Borrower, certificates of public officials and of officers of the Borrower and agreements, instruments and other documents as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Borrower or its officers or of public officials. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted as certified or photostatic copies and the authenticity of the originals, and the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Lenders, the Agents and the validity and binding effect thereof on such parties.

     We are qualified to practice law in the States of North Carolina, South Carolina, Florida and New York, and the opinions expressed herein are limited to the laws of the States of North Carolina, South Carolina, Florida and New York applicable to public utilities and the Federal laws of the United States. No opinion is expressed as to the choice of law provisions contained in Section
8.08 of the Credit Agreement.

     Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

     1. Each of the Borrower and CP&L is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, and is duly qualified to do business and in good standing in the State of South Carolina. FPC is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida

     2. The execution, delivery and performance by the Borrower of the Credit Agreement are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charter or the By-Laws or (ii) any law, rule or regulation applicable to the Borrower (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (iii) any contractual or legal restriction binding or affecting the Borrower. The Credit Agreement has been duly executed and delivered on behalf of the Borrower.

     3. No authorization, approval or other action by, and no notice to or filing with any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Credit Agreement, other than the NCUC Order and the SCPSC Order [OTHERS?], each of which has been duly issued, is final and in full force and effect, and all periods for review or appeal thereof have expired, and no such request for review or appeal has been filed and is pending.

     4. The Credit Agreement is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

     5. To the best of our knowledge, except as described in the reports and registration statements that the Borrower, CP&L and FPC have filed with the Securities and Exchange Commission, there are no pending or overtly threatened actions or proceedings against the Borrower or any of the Subsidiaries before any court, governmental agency or arbitrator that purport to affect the legality, validity, binding effect or enforceability of the Credit Agreement or that are likely to have a materially adverse effect upon the financial condition or operations of the Borrower or any of the Subsidiaries.

     The opinions set forth above are subject to the following qualifications:

     (a) The enforceability of the Borrower's obligations under the Credit Agreement is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar law affecting creditors' rights generally.

     (b) The enforceability of the Borrower's obligations under the Credit Agreement is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Such principles of equity are of general application, and, in applying such principles, a court, among other things, might not allow a contracting party to exercise remedies in respect of a default deemed immaterial, or might decline to order an obligor to perform covenants.

     (c) In addition to the application of equitable principles described above, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification under circumstances where the conduct of such parties is determined to have constituted negligence.

     (d) No opinion is expressed herein as to (i) Section 8.05 of the Credit Agreement, (ii) the enforceability of provisions purporting to grant to a party conclusive rights of determination, (iii) the availability of specific performance or other equitable remedies, (iv) the enforceability of rights to indemnity under federal or state securities laws or (v) the enforceability of waivers by parties of their respective rights and remedies under law.

     The foregoing opinion is solely for your benefit and may not be relied upon by any other Person other than (i) any other Person that may become a Lender under the Credit Agreement after the date hereof and (ii) King & Spalding, in connection with their opinion delivered on the date hereof under Section 3.01 of the Credit Agreement.

                                        Very truly yours,

                                   EXHIBIT C-2

            FORM OF OPINION OF COUNSEL FOR THE COMPANY UPON EXTENSION
                       OF THE COMMITMENT TERMINATION DATE
                 AND EXERCISE OF THE TERM LOAN CONVERSION OPTION

                                                                         , 20
                                                       ------------------    ---


To each of the Lenders parties to the $3,750,000,000
364-Day Revolving Credit Agreement referred to below

     Re:  CP&L Energy, Inc.


Ladies and Gentlemen:

     This opinion is furnished to you by us as counsel for CP&L Energy, Inc. (the "Borrower") in connection with [the extension of the Commitment Termination
Date until            ,       under Section 2.16 (the "EXTENSION")]1  [the
           -------- --  -----
exercise of the Term Loan Conversion Option under Section 2.17 (the "EXERCISE")]2 of the $3,750,000,000 364-Day Revolving Credit Agreement, dated as of November 15, 2000 (the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among CP&L Energy, Inc. certain lenders from time to time parties thereto (the "LENDERS"), Citibank, N.A., as Administrative Agent for the Lenders, Merrill Lynch & Co. and Salomon Smith Barney, Inc., as Joint Lead Arrangers, and Merrill Lynch & Co., as Syndication Agent.

     In connection with the preparation, execution and delivery of the Credit Agreement, we have examined:

                    (1) The Credit Agreement.

                    (2) The documents furnished by the Borrower pursuant to
               Section 3.01 of the Credit Agreement.

     [(3) The Request for Extension of Commitment Termination Date and
Certificate, dated      , submitted by the Borrower in connection with the
                   -----
Extension.]1

     [(4) The Notice of Term Loan Conversion Option, dated _____, submitted by the Borrower in connection with the Exercise.]2


------------------------
1  For use in connection with the Extension.

2  For use in connection with the Exercise.

1  For use in connection with the Extension.

2  For use in connection with the Exercise.


                                     C-2-1

                    (4) The Restated Charter of the Borrower (the "CHARTER").

                    (5) The By-Laws of the Borrower and all amendments thereto
               (the "BY-LAWS").

     We have also examined the originals, or copies of such other corporate records of the Borrower, certificates of public officials and of officers of the Borrower and agreements, instruments and other documents as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Borrower or its officers or of public officials. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted as certified or photostatic copies and the authenticity of the originals, and the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Lenders, the Agents and the validity and binding effect thereof on such parties.

     We have also reviewed the NCUC Order and the SCPSC Order [OTHERS?], each of which is attached hereto.

     We are qualified to practice law in the States of North Carolina, South Carolina, Florida and New York, and the opinions expressed herein are limited to the laws of the States of North Carolina, South Carolina, Florida and New York applicable to public utilities and the Federal laws of the United States. No opinion is expressed as to the choice of law provisions contained in Section
8.08 of the Credit Agreement.

     Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

                    (6) The Borrower is a corporation duly organized, validly
               existing and in good standing under the laws of the State of North Carolina, and is duly qualified to do business and in good standing in the State of South Carolina.

                    (7) The execution, delivery and performance by the Borrower of the Credit Agreement, [after giving effect to the Extension,]1 [after giving effect to the Exercise,]2 are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charter or the By-Laws or (ii) any law, rule or regulation applicable to the Borrower (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (iii) any contractual or legal restriction binding or affecting the Borrower. The Credit Agreement has been duly executed and delivered on behalf of the Borrower.

                    (8) No authorization, approval or other action by, and no
               notice to or filing with any governmental authority or regulatory


                                     C-2-2
               body is required for the due execution, delivery and performance, by the Borrower of the Credit Agreement, [after giving effect to the Extension,]1 [after giving effect to the Exercise,]2 other than the NCUC Order and the SCPSC Order [OTHERS?], each of which has been duly issued, is final and in full force and effect, and all periods for review or appeal thereof have expired, and no request for review or appeal has been filed and is pending.

                    (9) The Credit Agreement [after giving effect to the
               Extension] [after giving effect to the exercise of the Term Loan Conversion Option] is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

                    (10) To the best of our knowledge, except as described in
               the reports and registration statements that the Borrower has filed with the Securities and Exchange Commission, there are no pending or overtly threatened actions or proceedings against the Borrower or any of the Subsidiaries before any court, governmental agency or arbitrator that purport to affect the legality, validity, binding effect or enforceability of the Credit Agreement or that are likely to have a materially adverse effect upon the financial condition or operations of the Borrower or any of the Subsidiaries.

     The opinions set forth above are subject to the following qualifications:

     (a) The enforceability of the Borrower's obligations under the Credit Agreement is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar law affecting creditors' rights generally.

     (b) The enforceability of the Borrower's obligations under the Credit Agreement is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Such principles of equity are of general application, and, in applying such principles, a court, among other things, might not allow a contracting party to exercise remedies in respect of a default deemed immaterial, or might decline to order an obligor to perform covenants.

     (c) In addition to the application of equitable principles described above, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification under circumstances where the conduct of such parties is determined to have constituted negligence.

     (d) No opinion is expressed herein as to (i) Section 8.05 of the Credit Agreement, (ii) the enforceability of provisions purporting to grant to a party conclusive rights of determination, (iii) the availability of specific performance or other equitable remedies, (iv) the enforceability of rights to indemnity under federal or state securities laws or (v) the enforceability of waivers by parties of their respective rights and remedies under law.


                                     C-2-3

     The foregoing opinion is solely for your benefit and may not be relied upon by any other Person other than (i) any other Person that may become a Lender under the Credit Agreement after the date hereof and (ii) King & Spalding, in connection with their opinion delivered on the date hereof under Section 3.01 of the Credit Agreement.


                                        Very truly yours,




                                     C-2-4

                                    EXHIBIT D

                           FORM OF OPINION OF COUNSEL
                           TO THE ADMINISTRATIVE AGENT
                                AND THE ARRANGERS

                                     [DATE]

To Citibank, N.A. ("CITIBANK"), as Administrative
Agent for the Lenders referred to below, and to each of the Arrangers and Lenders parties to the Credit
Agreement referred to below


     Re:  CP&L Energy, Inc.


Ladies and Gentlemen:

     We have acted as counsel to the Administrative Agent and the Arrangers in connection with the preparation, execution and delivery of the $3,750,000,000 364-Day Revolving Credit Agreement, dated as of November 15, 2000 (the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among CP&L Energy, Inc., certain Lenders from time to time parties thereto, Citibank, N.A., as Administrative Agent for the Lenders, Merrill Lynch & Co. and Salomon Smith Barney, Inc., as Joint Lead Arrangers, and Merrill Lynch & Co., as Syndication Agent.

     In this connection, we have examined the following documents:

          1. a counterpart of the Credit Agreement, executed by the parties thereto;

          2. the documents furnished by or on behalf of the Borrower pursuant to subsections (b) through (h) of Section 3.01 of the Credit Agreement, including, without limitation, the opinion of Hunton & Williams (the "BORROWER OPINION").

     In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents and the conformity to the originals of all such documents submitted to us as copies. We have also assumed that you have independently evaluated, and are satisfied with, the creditworthiness of the Borrower and the business terms reflected in the Credit Agreement. We have relied, as to factual matters, on the documents we have examined.

     To the extent that our opinions expressed below involve conclusions as to matters governed by law other than the law of the State of New York, we have relied upon the Borrower Opinion and have assumed without independent investigation the correctness of the matters set forth therein, our opinions expressed below being subject to the assumptions, qualifications and limitations set forth in the Borrower Opinion.

     Based upon and subject to the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Credit Agreement is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

     Our opinion is subject to the following qualifications:

     (a) The enforceability of the Borrower's obligations under the Credit Agreement is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar law affecting creditors' rights generally.

     (b) The enforceability of the Borrower's obligations under the Credit Agreement is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Such principles of equity are of general application, and, in applying such principles, a court, among other things, might not allow a contracting party to exercise remedies in respect of a default deemed immaterial, or might decline to order an obligor to perform covenants.

     (c) We note further that, in addition to the application of equitable principles described above, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification under circumstances where the conduct of such parties is determined to have constituted negligence.

     (d) We express no opinion herein as to (i) the enforceability of Section
8.05 of the Credit Agreement, (ii) the enforceability of provisions purporting to grant to a party conclusive rights of determination, (iii) the availability of specific performance or other equitable remedies, (iv) the enforceability of rights to indemnity under federal or state securities laws or (v) the enforceability of waivers by parties of their respective rights and remedies under law.

     (e) Our opinions expressed above are limited to the law of the State of New York, and we do not express any opinion herein concerning any other law.

     The foregoing opinion is solely for your benefit and may not be relied upon by any other person or entity.

                                        Very truly yours,

                                    EXHIBIT E

                          FORM OF REQUEST FOR EXTENSION
                       OF THE COMMITMENT TERMINATION DATE

                $3,750,000,000 364-DAY REVOLVING CREDIT AGREEMENT
                          dated as of November 15, 2000

                       -----------------------------------

                                CP&L ENERGY, INC.
                                   (Borrower)

                                       AND

                 THE BANKS LISTED ON THE SIGNATURE PAGES HEREOF
                                     (Banks)

                                       and

                                 CITIBANK, N.A.
                             (Administrative Agent)

                                       and

               MERRILL LYNCH & CO. and SALOMON SMITH BARNEY, INC.
                             (Joint Lead Arrangers)

                                       and

                               MERRILL LYNCH & CO.
                               (Syndication Agent)

              Request for Extension of Commitment Termination Date
                                       and
          Certificate of Representations and Warranties and No Default

     I, [              ], [                 ] of CP&L Energy, Inc., do hereby
         --------------    -----------------
request that the Commitment Termination Date of the $3,750,000,000 364-Day Revolving Credit Agreement, dated as of November 15, 2000 (the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among CP&L Energy, Inc., certain Lenders from time to time parties thereto, Citibank, N.A., as Administrative Agent for the Lenders, Merrill Lynch & Co. and Salomon Smith Barney, Inc., as Joint Lead Arrangers, and Merrill Lynch & Co., as Syndication Agent, be extended for an additional 364-day period (hereinafter the "PROPOSED EXTENSION") pursuant to Section 2.16 of the Credit Agreement and, in connection therewith, hereby certify as follows: (i) as of the date hereof, the representations and warranties set forth in Section 4.01 (including without limitation those regarding any required approvals of or notices to governmental bodies) of the Credit Agreement are and will be as of the effective date of the Proposed Extension accurate both before and after giving effect to the Proposed Extension; and (ii) as of the date hereof, no Event of Default, as defined in
Section 6.01 of the Credit Agreement, has occurred, nor has any event occurred, that with the giving of notice or the passage of time or both, would constitute an Event of Default, in either case both before and after giving effect to the Proposed Extension.

     Witness my hand this        day of          ,     .
                          ------        ---------  ----


                                        ------------------------
                                          [                ]
                                           ----------------

                                    EXHIBIT F

                               FORM OF REQUEST FOR
                           TERM LOAN CONVERSION OPTION

                $3,750,000,000 364-DAY REVOLVING CREDIT AGREEMENT
                          dated as of November 15, 2000

                       -----------------------------------

                                CP&L ENERGY, INC.
                                   (Borrower)

                                       AND

                 THE BANKS LISTED ON THE SIGNATURE PAGES HEREOF
                                     (Banks)

                                       and

                                 CITIBANK, N.A.
                             (Administrative Agent)

                                       and

               MERRILL LYNCH & CO. and SALOMON SMITH BARNEY, INC.
                             (Joint Lead Arrangers)

                                       and

                               MERRILL LYNCH & CO.
                               (Syndication Agent)

                     Request for Term Loan Conversion Option
                                       and
          Certificate of Representations and Warranties and No Default

     I, [              ], [               ] of CP&L Energy, Inc., do hereby
         --------------    ---------------
exercise the Term Loan Conversion Option of the $3,750,000,000 364-Day Revolving Credit Agreement, dated as of November 15, 2000 (the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among CP&L Energy, Inc., certain Lenders from time to time parties thereto the Banks, Citibank, N.A., as Administrative Agent for the Lenders, Merrill Lynch & Co. and Salomon Smith Barney, Inc., as Joint Lead Arrangers, and Merrill Lynch & Co., as Syndication Agent, pursuant to Section 2.17 of the Credit Agreement and, in connection therewith, hereby certify as follows: (i) as of the date hereof, the representations and warranties set forth in Section 4.01 (including without limitation those regarding any required approvals of or notices to governmental bodies) of the Credit Agreement are and will be as of the effective date of the Term Loan Conversion Option accurate both before and after giving effect thereto; and (ii) as of the date hereof, no Event of Default, as defined in
Section 6.01 of the Credit Agreement, has occurred, nor has any event occurred, that with the giving of notice or the passage of time or both, would constitute an Event of Default, in either case both before and after giving effect to the effectiveness of the Term Loan Conversion Option.

     Witness my hand this        day of          ,     .
                          ------        ---------  ----


                                        ------------------------

                                            [                ]
                                             ----------------
                                      Vice President and Treasurer

                                    EXHIBIT G

                         FORM OF COMPLIANCE CERTIFICATE

                        [Letterhead of CP&L Energy, Inc.]

                                                                          [DATE]

To the Lenders party to the
Credit Agreement referred
to below and to Citibank, N.A.
as Administrative Agent

                                CP&L Energy, Inc.
                                -----------------

Ladies and Gentlemen:

This compliance certificate is furnished to you pursuant to Section 5.01(i)(ii) of the Credit Agreement, dated as of November 15, 2000 (the "Credit Agreement"), among CP&L Energy, Inc., a North Carolina corporation (the "BORROWER"), the banks listed on the signature pages hereof (the "BANKS"), Citibank, N.A. ("CITIBANK"), as administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders (as hereinafter defined) hereunder, Merrill Lynch & Co. and Salomon Smith Barney, Inc., as joint lead arrangers (the "ARRANGERS"), and Merrill Lynch & Co., as syndication agent (the "SYNDICATION AGENT"). Terms defined in the Credit Agreement are used herein as therein defined.

1.   As of [       ], 2001, the ratio of Consolidated Indebtedness of the
            -------
Borrower and its Subsidiaries to Total Capitalization was       to 1.0,
                                                          -----
calculated, in accordance with Section 5.01(j) of the Credit Agreement, as follows:

A.   Indebtedness as of such date was $        , calculated as follows:
                                       --------

Current Indebtedness:                                                  Amount
                                                                       ------
     [List all forms of current Debt]

     ----------------------------------                               $

     ----------------------------------

     ----------------------------------                               ----------

     ----------------------------------                               ----------
Total current Indebtedness                                            $
                                                                      ----------

Long-term Indebtedness :                                               Amount
                                                                       ------
        [list all forms of long-term Indebtedness ]

     ----------------------------------                               $

     ----------------------------------

     ----------------------------------                               ----------

     ----------------------------------                               ----------
Total long-term Indebtedness                                          $
                                                                      ----------
Total Indebtedness (current Indebtedness plus                         $
                                         ----                         ----------
long-term Indebtedness )

B.   Total Capitalization as of such date was $     , calculated as follows:
                                               -----

          ["the current portion of long-term debt"]                   $

          ["total capitalization"]                                    $

          capitalized leases                                          $

          capitalized power purchase agreements                       $

          Total Capitalization ("the current portion of long-term debt"
          plus "total capitalization" plus capitalized leases plus
          ----                        ----                    ----
          capitalized power purchase agreements)                      $
                                                                      ----------

2.   As of [       ], 2001, and as of the date hereof, no Event of Default
            -------
and no event that, with the giving of notice or lapse of time or both, will constitute an Event of Default, has occurred and in continuing.

 I hereby certify that the calculations set forth in paragraph 1 hereof were prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in
Section 4.01(e) of the Credit Agreement.

                                        Very truly yours,

                                        CP&L ENERGY, INC.


                                        By:
                                           -------------------------------------
                                           Name:  Thomas R. Sullivan
                                           Treasurer: